                     AGREEMENT AND PLAN OF REORGANIZATION

                                     AMONG

                            MID PENN BANCORP, INC.

                                 MID PENN BANK

                                      AND

                      MINERS BANK OF LYKENS (LYKENS, PA.)



                                January 9, 1998

                               TABLE OF CONTENTS
                               -----------------


                                                                       Page
                                                                       ----

ARTICLE I     AGREEMENT AND PLAN OF MERGER..............................  1

              1.1  Agreement and Plan of Merger.........................  1

ARTICLE II    CONVERSION OF SHARES AND EXCHANGE
              OF STOCK CERTIFICATES.....................................  2

              2.1  Conversion of Shares.................................  2
              2.2  Exchange of Stock Certificates.......................  3

ARTICLE III   REPRESENTATIONS AND WARRANTIES
              OF MINERS BANK OF LYKENS..................................  5

              3.1  Authority............................................  5
              3.2  Organization and Standing............................  6
              3.3  No Subsidiaries......................................  6
              3.4  Capitalization.......................................  6
              3.5  Articles of Incorporation, Bylaws and Minute Books...  6
              3.6  Consents.............................................  6
              3.7  Financial Statements and Regulatory Reports..........  7
              3.8  Absence of Undisclosed Liabilities...................  7
              3.9  Absence of Changes...................................  7
              3.10 Dividends, Distributions and Stock Purchases.........  7
              3.11 Taxes................................................  8
              3.12 Title to and Condition of Assets.....................  8
              3.13 Contracts............................................  8
              3.14 Litigation and Governmental Directives...............  9
              3.15 Compliance with Laws;  Governmental Authorizations...  9
              3.16 Insurance............................................ 10
              3.17 Financial Institutions Bonds......................... 10
              3.18 Labor Relations...................................... 10
              3.19 Employee Benefit Plans............................... 11
              3.20 Related Party Transactions........................... 11
              3.21 Deleted.............................................. 12
              3.22 Deleted.............................................. 12
              3.23 Complete and Accurate Disclosure..................... 12
              3.24 Beneficial Ownership of Mid Penn Bancorp, Inc.
                   Common Stock......................................... 12
              3.25 Environmental Matters................................ 12

              3.26 Proxy Statement/Prospectus........................... 14
              3.27 Non-Registration Under the 1934 Act.................. 14
              3.28 Deposit Insurance.................................... 14
              3.29 Repurchase Agreements................................ 15
              3.30 Assumability of Contracts and Leases................. 15
              3.31 Loans................................................ 15
              3.32 Materiality.......................................... 15
              3.33 Deleted.............................................. 15
              3.34 Deleted.............................................. 15
              3.35 Adjustable Rate Mortgages............................ 15
              3.36 CRA Compliance....................................... 15
              3.37 Deleted.............................................. 16
              3.38 Loan Loss Reserve.................................... 16
              3.39 Deleted.............................................. 16
              3.40 Deleted.............................................. 16
              3.41 Deleted.............................................. 16
              3.42 Accuracy of Representations.......................... 16


ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF MID PENN
              BANCORP, INC.............................................. 16

              4.1  Authority............................................ 16
              4.2  Organization and Standing............................ 16
              4.3  Capitalization....................................... 17
              4.4  Deleted.............................................. 17
              4.5  Financial Statements................................. 17
              4.6  Absence of Undisclosed Liabilities................... 17
              4.7  Absence of Changes................................... 18
              4.8  Litigation........................................... 18
              4.9  Proxy Statement/Prospectus........................... 18

ARTICLE V     REPRESENTATIONS AND WARRANTIES OF
              MID PENN BANK............................................. 18

              5.1  Capital Structure of Mid Penn Bank................... 18
              5.2  Organization and Standing............................ 19
              5.3  Authorized and Effective Agreement................... 19

ARTICLE VI    COVENANTS OF MINERS BANK OF LYKENS........................ 19

              6.1  Conduct of Business.................................. 19
              6.2  Best Efforts......................................... 22
              6.3  Access to Properties and Records..................... 23

              6.4  Subsequent Financial Statements...................... 23
              6.5  Board and Committee Minutes.......................... 23
              6.6  Update Schedule...................................... 23
              6.7  Notice............................................... 23
              6.8  Other Proposals...................................... 24
              6.9  Dividends............................................ 24
              6.10 Core Deposits........................................ 24
              6.11 Affiliate Letters.................................... 24
              6.12 No Purchases or Sales of Mid Penn Bancorp, Inc.
                   Common Stock During Price Determination Period....... 24
              6.13 Accounting Treatment
              6.14 Press Releases....................................... 25
              6.15 Deleted.............................................. 25
              6.16 Phase I Environmental Audit.......................... 25
              6.17 Deleted.............................................. 25

ARTICLE VII   COVENANTS OF MID PENN BANCORP, INC. AND
              MID PENN BANK............................................. 25

              7.1  Best Efforts......................................... 25
              7.2  Access to Properties and Records..................... 26
              7.3  Subsequent Financial Statements...................... 26
              7.4  Update Schedule...................................... 26
              7.5  Notice............................................... 26
              7.6  No Purchase or Sales of Mid Penn Bancorp, Inc.
                   Common Stock During Price Determination Period....... 26

ARTICLE VIII  CONDITIONS PRECEDENT...................................... 27

              8.1  Common Conditions.................................... 27
              8.2  Conditions Precedent to Obligations
                   of Mid Penn Bancorp, Inc. and Mid Penn Bank.......... 28
              8.3  Conditions Precedent to the Obligations
                   of Miners Bank of Lykens............................. 30

ARTICLE IX    TERMINATION, AMENDMENT AND WAIVER......................... 31

              9.1  Termination.......................................... 31
              9.2  Effect of Termination................................ 32
              9.3  Amendment............................................ 32
              9.4  Waiver............................................... 33

ARTICLE X     RIGHTS OF DISSENTING SHAREHOLDERS OF
              MINERS BANK OF LYKENS..................................... 33

              10.1 Rights of Dissenting Shareholders
                   of Miners Bank of Lykens............................. 33

ARTICLE XI    CLOSING AND EFFECTIVE DATE................................ 33

              11.1 Closing.............................................. 33
              11.2 Effective Date....................................... 33

ARTICLE XII   NO SURVIVAL OF REPRESENTATIONS
              AND WARRANTIES............................................ 34

              12.1 No Survival.......................................... 34

ARTICLE XIII  POST-MERGER AGREEMENTS.................................... 34

              13.1 Employees............................................ 34
              13.2 Miners Office Board.................................. 35
              13.3 Additional Commitments of MP Corp. and MP Bank....... 36
              13.4 Merger of Profit Sharing Plans....................... 36


ARTICLE XIV   GENERAL PROVISIONS........................................ 36

              14.1 Expenses............................................. 36
              14.2 Other Mergers and Acquisitions....................... 36
              14.3 Access; Confidentiality.............................. 37
              14.4 Notices.............................................. 37
              14.5 Captions............................................. 38
              14.6 Counterparts......................................... 38
              14.7 Severability......................................... 38
              14.8 Parties in Interest.................................. 38
              14.9 Entire Agreement..................................... 38
              14.10Governing Law........................................ 38

EXHIBITS:     AGREEMENT AND PLAN OF MERGER..............................A-1
              ("BANK MERGER AGREEMENT")

              SUPPORT AGREEMENT.........................................B-1

                                                                    EXHIBIT 10.2


                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------

     This Agreement and Plan of Reorganization (hereinafter "Agreement") is dated and made this 9th day of January, 1998, by and among MID PENN BANCORP, INC., a Pennsylvania business corporation having its corporate headquarters at 349 Union Street, P.O. Box 111, Millersburg, Pennsylvania 17061 ("MP Corp."), Mid Penn Bank, a Pennsylvania state-chartered banking institution and the wholly-owned subsidiary of MP Corp., having its corporate headquarters at 349 Union Street, P.O. Box 111, Millersburg, Pennsylvania 17061 ("MP Bank"); and Miners Bank of Lykens (Lykens, PA.), a Pennsylvania state-chartered banking institution having its corporate headquarters at 550 Main Street, P.O. Box 38, Lykens, Pennsylvania 17048-0038 ("Miners").

                                  Background:
                                  ----------

     MP Corp. is a Pennsylvania business corporation and a registered bank holding company. MP Bank is a Pennsylvania state-chartered banking institution and a wholly-owned subsidiary of MP Corp. Miners is a Pennsylvania state-chartered banking institution. MP Corp. wishes to acquire Miners, and Miners wishes to merge with and into MP Bank. Subject to the terms and conditions of this Agreement, the foregoing transaction will be accomplished by means of a reorganization and merger under which Miners will be merged with and into MP Bank. MP Bank will survive the merger, and all of the outstanding shares of the $5.00 par value common stock of Miners ("Miners Common Stock") will be converted into shares of the $1.00 par value common stock of MP Corp. ("MP Corp. Common Stock") in the manner, on the terms, and subject to the conditions of this Agreement.

                                  WITNESSETH:
                                  ----------

     NOW, THEREFORE, in consideration of the premises, mutual promises, covenants, agreements, representations and warranties hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:


                                   ARTICLE I

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     Section 1.1.   Agreement and Plan of Merger.  Subject to the terms and
     -----------    ----------------------------
conditions of this Agreement, Miners shall merge with and into MP Bank (the "Merger") in accordance with the Agreement and Plan of Merger attached hereto as Exhibit "A" ("Bank Merger Agreement") and pursuant to the provisions of the Pennsylvania Banking Code of 1965, as amended (the "Banking Code").

                                  ARTICLE II

                           CONVERSION OF SHARES AND
                        EXCHANGE OF STOCK CERTIFICATES
                        ------------------------------

     Section 2.1.   Conversion of Shares.  On the Effective Date (as defined in
     -----------    --------------------
Section 11.2 of this Agreement) the shares of Miners Common Stock then outstanding shall be converted into shares of MP Corp. Common Stock, as follows:

          (a) General.  Subject to the provisions of Section 2.1(b); 2.1(c) and
              -------
     2.1(d) of this Article II, each share of Miners Common Stock issued and outstanding immediately before the Effective Date shall, on the Effective Date, be converted into and become, without any action on the part of the holder thereof, ten (10) shares of MP Corp. Common Stock. Subject to the provisions of Section 2.1(b), the aggregate number of shares of MP Corp. Common Stock to be issued under this Agreement shall not exceed 148,250 shares.

          (b)  Anti-dilution Provision.  In the event that MP Corp. shall at any
               -----------------------
     time before the Effective Date: (i) declare or pay a dividend in shares of MP Corp. Common Stock, (ii) combine the outstanding shares of MP Corp. Common Stock into a smaller number of shares, or (iii) subdivide the outstanding shares of MP Corp. Common Stock into a greater number of shares, or (iv) reclassify the shares of MP Corp. Common Stock, then the exchange provisions of Section 2.1 (a) of this Article II shall be proportionately adjusted accordingly.

          (c)  No Fractional Shares.  No fractional shares of MP Corp. Common
               --------------------
     Stock , and no scrip or certificates therefor, shall be issued in connection with the Merger. In lieu of the issuance of any fractional share to which he would otherwise be entitled, each former shareholder of Miners shall receive in cash an amount equal to the fair market value of his fractional interest, which fair market value shall be determined by multiplying such fraction by the closing market price of MP Corp. Common Stock.

          (d)  Miners Treasury Stock.  Each share of Miners Common Stock issued
               ---------------------
     and held in the treasury of Miners as of the Effective Date, if any, shall be canceled, and no cash, stock, or other property shall be delivered in exchange therefor.

          (e)  MP Corp. Common Stock.
               ---------------------

               (i) Each share of MP Corp. Common Stock issued and outstanding immediately prior to the Effective Date, shall, on and after the Effective Date, continue to be issued and outstanding as an identical share of MP Corp. Common Stock.

               (ii) Each share of MP Corp. Common Stock issued and held in the treasury of MP Corp. as of the Effective Date, if any, shall, on and after the Effective Date, continue to be issued and held in the treasury of MP Corp.

     Section 2.2.   Exchange of Stock Certificates.  Miners Common Stock
     -----------    ------------------------------
certificates shall be exchanged for MP Corp. Common Stock certificates in accordance with the following procedures:

          (a) Exchange Agent.  The transfer agent of MP Corp. shall act as
              --------------
     exchange agent (the "Exchange Agent") to receive Miners Common Stock certificates from the holders thereof and to exchange such stock certificates for MP Corp. Common Stock certificates and (if applicable) to pay cash for fractional shares of Miners Common Stock pursuant to Section 2.1(c) above. The Exchange Agent shall, on or promptly after the Effective Date, mail to each former shareholder of Miners a notice specifying the procedures to be followed in surrendering such shareholder's Miners Common Stock certificates.

          (b) Surrender of Certificates.  As promptly as possible after receipt
              -------------------------
     of the Exchange Agent's notice, each former shareholder of Miners shall surrender his Miners Common Stock certificates to the Exchange Agent; provided, that if any former shareholder of Miners shall be unable to surrender his Miners Common Stock certificates due to loss or mutilation thereof, he may make a constructive surrender by following procedures comparable to those customarily used by MP Corp. for issuing replacement certificates to MP Corp. shareholders whose MP Corp. Common Stock certificates have been lost or mutilated. Upon receiving a proper actual or constructive surrender of Miners Common Stock certificates from a former Miners shareholder, the Exchange Agent shall issue to such shareholder, in exchange therefor, a MP Corp. Common Stock certificate representing the whole number of shares of MP Corp. Common Stock into which such shareholder's shares of Miners Common Stock have been converted in accordance with this Article II, together with a check in the amount of any cash to which such shareholder is entitled, pursuant to Section 2.1(c) of this Agreement, in lieu of the issuance of a fractional share.

          (c) Dividend Withholding.  Dividends, if any, payable by MP Corp.
              --------------------
     after the Effective Date to any former shareholder of Miners who has not, prior to the payment date, surrendered his Miners Common Stock certificates may, at the option of MP Corp., be withheld. Any dividends so withheld shall be paid, without interest, to such former shareholder of Miners upon proper surrender of his Miners Common Stock certificates.

          (d) Failure to Surrender Certificates.  All Miners Common Stock
              ---------------------------------
     certificates must be surrendered to the Exchange Agent within two (2) years after the Effective Date. In the event that any former shareholder of Miners shall not have properly surrendered his Miners Common Stock certificates within two (2) years after the Effective Date, the shares of MP Corp. Common Stock that would otherwise have been issued to him may, at the option of MP Corp., be sold and the net proceeds of such sale, together with the cash (if any) to which he is entitled in lieu of the issuance of a fractional share and any previously accrued dividends, shall be held in a non-interest bearing account for his benefit. From and after any such sale, the sole right of such former shareholder of Miners shall be the right to collect such net proceeds, cash and accumulated dividends. Subject to all applicable laws of escheat, such net proceeds, cash and accumulated dividends shall be paid to such former shareholder of Miners, without interest, upon proper surrender of his Miners Common Stock certificates.

          (e) Expenses of Share Surrender and Exchange.  All costs and expenses
              ----------------------------------------
     associated with the foregoing surrender and exchange procedure shall be borne by MP Corp. Notwithstanding the foregoing, no party hereto will be liable to any holder of Miners Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law.

          (f) Exchange Procedures.  Each certificate for shares of Miners Common
              -------------------
     Stock delivered for exchange under this Article II must be endorsed in blank by the registered holder thereof or be accompanied by a power of attorney to transfer such shares endorsed in blank by such holder. If more than one certificate is surrendered at one time and in one transmittal package for the same shareholder account, the number of whole shares of MP Corp. Common Stock for which certificates will be issued pursuant to this
     Article II will be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. If shares of Miners Common Stock or payments of cash are to be issued or made to a person other than the one in whose name the surrendered certificate is registered, the certificate so surrendered must be properly endorsed in blank, with signature(s) guaranteed, or otherwise in proper form for transfer, and the person to whom certificates for shares of MP Corp. Common Stock is to be issued or to whom cash is to be paid shall pay any transfer or other taxes required by reason of such issuance or payment to a person other than the registered holder of the certificate for shares of Miners Common Stock which are surrendered. As promptly as practicable after the Effective Date, MP Corp. shall send or cause to be sent to each shareholder of record of Miners Common Stock transmittal materials for use in exchanging certificates representing Miners Common Stock for certificates representing MP Corp. Common Stock into which the former have been converted in the Reorganization and Merger.

          (g) Closing of Stock Transfer Books; Cancellation of Miners
              -------------------------------------------------------
     Certificates.  Upon the Effective Date, the stock transfer books for Miners
     ------------
     Common Stock will be closed and no further transfers of shares of Miners Common Stock will thereafter be made or recognized. All certificates for shares of Miners Common Stock surrendered pursuant to this Article II will be canceled by MP Corp.

          (h) Rights Evidenced by Certificate.  Each certificate for shares of
              -------------------------------
     MP Corp. Common Stock issued in exchange for certificates for Miners Common Stock pursuant to Section 2.2(f) hereof will be dated as of the Effective Date and be entitled to dividends and all other rights and privileges pertaining to such shares of MP Corp. Common Stock from and after the Effective Date. Until surrendered, each certificate theretofore evidencing shares of Miners Common Stock will, from and after the Effective Date, evidence solely the right to receive certificates for shares of MP Corp. Common Stock pursuant to
     Section 2.2(f) hereof. If certificates for shares of Miners Common Stock are exchanged for MP Corp. Common Stock at a date following one or more record dates for the payment of dividends or of any other distribution on the shares of MP Corp. Common Stock subsequent to the Effective Date, MP Corp. will pay cash in an amount equal to dividends theretofore payable on such MP Corp. Common Stock and pay or deliver any other distribution to which holders of shares of MP Corp. Common Stock have theretofore become entitled. No interest will accrue or be payable in respect of dividends or cash otherwise payable under this Section 2.2 upon surrender of certificates for shares of MP Corp. Common Stock. Notwithstanding the foregoing, no party hereto will be liable to any holder of Miners Common Stock for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law. Until such time as certificates for shares of Miners Common Stock are surrendered by a Miners shareholder to MP Corp. for exchange, MP Corp. shall have the right to withhold dividends or any other distributions, without interest, on the shares of the MP Corp. Common Stock issuable to such shareholder.

          (i) Payment Procedures.  As soon as practical after the Effective
              ------------------
     Date, MP Corp. shall make payment of the cash consideration provided for in
     Section 2.1(c) to each person entitled thereto.


                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF MINERS
                   ----------------------------------------

     Miners represents and warrants to MP Corp. and MP Bank as of even date herewith as follows:

     Section 3.1.   Authority.  Miners has all requisite corporate power and
     -----------    ---------
authority to enter into and perform all of its obligations under this Agreement and the Bank Merger Agreement. The execution and delivery of this Agreement and the Bank Merger Agreement and the performance of the transactions contemplated herein and therein have been duly and validly authorized by the Board of Directors of Miners and, except for the approval of this Agreement and the Bank Merger Agreement by its shareholders, Miners has taken all corporate action necessary on its part to authorize this Agreement and the Bank Merger Agreement and the performance of the transactions contemplated herein and therein. This Agreement and the Bank Merger Agreement have been duly executed and delivered by Miners and, assuming due authorization, execution and delivery by MP Corp. and MP Bank, constitute valid and binding obligations of Miners, in each case enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and general equity principles. Neither the execution and delivery of this Agreement and the Bank Merger Agreement, nor consummation of the transactions contemplated hereby or thereby, nor compliance by Miners with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provisions of the Articles of Incorporation or By-laws of Miners, (ii) constitute or result in a material breach of any term, condition or provisions of, or constitute a default under or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge, security interest or other encumbrance upon any property or asset of Miners pursuant to any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation, or (iii) violate any order, writ, injunction, decree, statute, code, ordinance, rule, regulation or judgment applicable to Miners.

     Section 3.2.   Organization and Standing.  Miners is a duly organized bank,
     -----------    -------------------------
validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Miners (i) has full power and authority to carry out its business as now conducted and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification and where failure to so qualify would have a material adverse effect on the financial condition, results of operations, business or prospects of Miners.

     Section 3.3.   No Subsidiaries.  Miners owns no subsidiaries, directly or
     -----------    ---------------
indirectly.

     Section 3.4.   Capitalization.  The authorized capital stock of Miners
     -----------    --------------
consists solely of 15,000 shares of common stock, par value five dollars ($5.00) per share ("Miners Common Stock"), of which, at the date hereof, 14,825 shares are issued and outstanding. All outstanding shares of Miners Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable.
None of the shares of Miners Common Stock have been issued in violation of the preemptive rights of any person or entity. There are no authorized, issued, or outstanding options, convertible securities, warrants or other rights to purchase or acquire any of the Miners Common Stock from Miners, and there is no commitment of Miners to issue the same. There are no outstanding agreements, restrictions, contracts, commitments or demands of any character to which Miners is a party, which relate to the transfer or restrict the transfer of any shares of Miners Common Stock. Except as previously disclosed, to the knowledge of Miners, there are no shareholder agreements, understandings or commitments relating to the right of Miners to vote or dispose of its shares.

     Section 3.5.   Articles of Incorporation, Bylaws and Minute Books.  The
     -----------    --------------------------------------------------
copies of the Articles of Incorporation and Bylaws of Miners which have been delivered to MP Corp. and MP Bank are true, correct and complete. Except as previously disclosed, all minute books of Miners have been made available to MP Corp. and MP Bank for inspection and are true, correct and complete in all material respects and record the actions taken by the Board of Directors of Miners at the meetings documented in the minutes.

     Section 3.6.   Consents.  Except for the consents, approvals, filings and
     -----------    --------
registrations contemplated by Sections 8.1(b) and (d) hereof, and compliance with any conditions contained therein, and the approval of this Agreement and the Bank Merger Agreement by the Board of Directors and shareholders of Miners, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (i) the execution and delivery of this Agreement or the Bank

Merger Agreement by Miners, and (ii) the consummation by Miners of the transactions contemplated hereby. Miners has no reason to believe that any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Miners's ability to consummate the transactions contemplated by this Agreement.

     Section 3.7.   Financial Statements and Regulatory Reports.  Miners has
     -----------    -------------------------------------------
delivered to MP Corp. and MP Bank its (i) Balance Sheets, Statements of Income, and Statements of Stockholders' Equity for the years ended December 31, 1996 and December 31, 1995, and (ii) Call Reports, Consolidated Reports of Condition and Income, (the aforementioned consolidated report of condition and income as of September 30, 1997, is referred to herein as the "Bank Balance Sheet") and accompanying schedules, filed by Miners with any regulatory authority for each calendar quarter, beginning with the quarter ended September 30, 1997, through the Closing Date ("Miners Regulatory Reports"). Each of the foregoing financial statements fairly presents the financial condition, assets and liabilities, and results of operations of Miners at their respective dates and for the respective periods then ended and have been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto. The books and records of Miners are maintained in accordance with generally accepted accounting principles consistently applied. The Miners Regulatory Reports have been, or will be, prepared in accordance with applicable regulatory accounting principles and practices applied on a consistent basis throughout the periods issued by such statements, and fairly present, or will fairly present, the financial position, results of operations and changes in shareholders' equity of Miners as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

     Section 3.8.   Absence of Undisclosed Liabilities.  Except as previously
     -----------    ----------------------------------
disclosed, or as reflected, noted or adequately reserved against in the Bank Balance Sheet, as at September 30, 1997, Miners had no liabilities (whether accrued, absolute, contingent or otherwise) or asset impairment which are required to be reflected, noted or reserved against therein under generally accepted accounting principles or which are in any case or in the aggregate material. Except as previously disclosed, since September 30, 1997, Miners has not incurred any such liability, other than liabilities of the same nature as those set forth in the Bank Balance Sheet, all of which have been reasonably incurred in the ordinary course of business consistent with customary business practices of prudently managed banks (hereinafter referred to as "Ordinary Course of Business").

     Section 3.9.   Absence of Changes.  Since September 30, 1997, Miners has
     -----------    ------------------
conducted its business in the Ordinary Course of Business and, except as previously disclosed, Miners has not undergone any change in condition (financial or otherwise), assets, liabilities, business or operations, other than changes in the Ordinary Course of Business which have not been, either in any case or in the aggregate, materially adverse.

     Section 3.10.  Dividends, Distributions and Stock Purchases.  Except as
     ------------   --------------------------------------------
previously disclosed, since September 30, 1997, Miners has not declared, set aside, made or paid any dividend or other distribution in respect of the Miners Common Stock, or purchased, issued or sold any shares of Miners Common Stock.

     Section 3.11.  Taxes.  Miners has filed all federal, state, county,
     ------------   -----
municipal and foreign tax returns, reports and declarations which are required to be filed by Miners. Except as previously disclosed, (i) Miners has paid all taxes, penalties and interest which have become due pursuant thereto or which became due pursuant to assessments, and (ii) Miners has not received any notice of deficiency or assessment of additional taxes and no tax audits are in process. The Internal Revenue Service ("IRS") has not, to the knowledge of Miners, commenced, or given notice of its intention to commence any examination or audit of the federal income tax returns of Miners for any year through and including the year ended December 31, 1996. Miners has not granted any waiver of any statute of limitations or otherwise agreed to any extension of a period for the assessment of any federal, state, county, municipal or foreign income tax. Except as previously disclosed, the accruals and reserves reflected in the Bank Balance Sheet are adequate to cover all taxes (including interest and penalties, if any, thereon) payable or accrued as a result of its operations for all periods prior to the date of the Bank Balance Sheet.

     Section 3.12.  Title to and Condition of Assets.  Miners has good and
     ------------   --------------------------------
marketable title to all real and personal properties and assets reflected in the Bank Balance Sheet or acquired subsequent to September 30, 1997 (other than property and assets disposed of in the Ordinary Course of Business), free and clear of all liens or encumbrances of any kind whatsoever other than: (i) as reflected in the Bank Balance Sheet; (ii) liens of current taxes not yet due; and (iii) such imperfections of title, encumbrances and easements, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or pro posed use, of the properties and assets subject thereto. The structures and other improvements to real estate, furniture, fixtures and equipment reflected in the Bank Balance Sheet or acquired subsequent to September 30, 1997, are in good operating condition and repair (ordinary wear and tear excepted) and comply in all material respects with all applicable laws, ordinances and regulations, including without limitation all building codes, zoning ordinances and other similar laws. Miners owns or has the right to use all real and personal properties and assets necessary to the conduct of its business as now conducted.

     Section 3.13.  Contracts.  All contracts, agreements, leases, licenses and
     ------------   ---------
other commitments are valid and in full force and effect, and all parties thereto have in all material respects performed all obligations required to be performed by them to date and are not in default in any material respect.

     Miners is not a party to or subject to (i) any employment, consulting or severance contract or arrangement with any past or present officer, director or employee, except for "at will" arrangements (ii) any plan, arrangement or contract providing for bonuses, options, deferred compensation, profit sharing or similar arrangements for or with any past or present officers, directors or employees of Miners; (iii) any collective bargaining agreement with any labor union relating to employees of Miners; (iv) any agreement which by its terms limits the payment of dividends by Miners; (v) any instrument evidencing or related to indebtedness for borrowed money in excess of $20,000, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Miners is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers acceptances and "treasury tax and loan" accounts established in the Ordinary Course of Business and transactions in federal funds or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to MP Corp. or any MP Corp. subsidiary; (vi) any contract (other than this Agreement) limiting the freedom of Miners to engage in any type of banking or banking-related business permissible under law; or (vii) any contract, plan or arrangement which provides for payments or benefits in certain circumstances which, together with other payments or benefits payable to any participant therein or party thereto, might render any portion of any such payments or benefits subject to disallowance of deduction therefor as a result of the application of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

     No party to any material contract, plan, arrangement or instrument that requires annual payments in excess of $10,000 will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the transactions contemplated by this Agreement, and none of the employees of Miners possess the right to terminate their employment as a result of the execution of this Agreement. No plan, employment agreement, termination agreement, or similar agreement or arrangement to which Miners is a party or under which Miners may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. No such agreement, plan or arrangement provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of Miners absent the occurrence of a subsequent event; provides for benefits which may cause the disallowance of a federal income tax deduction under Section 280G of the Code; or requires Miners to provide a benefit in the form of Miners Common Stock or determined by reference to the value of Miners Common Stock.

     Section 3.14.  Litigation and Governmental Directives.  There is no
     ------------   --------------------------------------
litigation, investigation or proceeding pending, or to the knowledge of Miners threatened, that involves Miners or its properties and that, if determined adversely, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Miners; there are no outstanding orders, writs, injunctions, judgments, decrees, regulations, directives, consent agreements or memoranda of understanding issued by any federal, state or local court or governmental authority or arbitration tribunal issued against or with the consent of Miners that materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Miners or that in any manner restrict Miners's right to conduct its business as presently conducted, or challenge the validity or propriety of any of the transactions contemplated by the Agreement, or which could adversely affect the ability of Miners to perform under this Agreement; and Miners is not aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to Miners, would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Miners.

     Section 3.15.  Compliance with Laws; Governmental Authorizations. Miners is
     ------------   -------------------------------------------------
in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to Miners or to any of its properties; all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of Miners as presently conducted have been duly obtained and are in full force and effect, and there are no proceedings pending, or to the knowledge of Miners threatened, which may result in the revocation, cancellation, suspension or materially adverse modification of any thereof; and Miners has not received any notification or communication from any regulatory authority (A) asserting that it is not in substantial compliance with any of the statues, regulations or ordinances which such regulatory authorities enforce; (B) requiring or threatening to require Miners, or indicating that Miners may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Miners, including without limitation, any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described herein is referred to as a "Regulatory Agreement"); (C) threatening to revoke any license, franchise, permit or governmental authorization which is material to Miners; Miners has not consented to or entered into any Regulatory Agreement; (D) requesting board resolutions be adopted pursuant to regulatory action.

     Section 3.16.  Insurance.  All policies of insurance, including all
     ------------   ---------
policies of title insurance and financial institutions bonds, held by or on behalf of Miners are in full force and effect and no notices of cancellation have been received in connection therewith. All such policies of insurance have been issued by reputable insurers which in respect of amounts, types and risks, such insurance is customary with industry practices for the business conducted by Miners.

     Section 3.17.  Financial Institutions Bonds.  Since January 1, 1991, Miners
     ------------   ----------------------------
has continuously maintained in full force and effect a financial institutions bond insuring Miners against acts of dishonesty by each of its employees.
Except as previously disclosed, no claim has been made under any such bond, and Miners is not aware of any fact or condition presently existing which might form the basis of a claim under any such bond. Miners has no reason to believe that its present financial institutions bond will not be renewed by its carrier on substantially the same terms and at the same rate as now in effect.

     Section 3.18.  Labor Relations.  Miners is not a party to or bound by any
     ------------   ---------------
collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Miners the subject of a proceeding asserting that Miners has committed an unfair labor practice or seeking to compel Miners to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving Miners pending, or to the knowledge of Miners, threatened, that might materially adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of Miners. Miners is not subject to or a party in any Complaint or action before the Pennsylvania Human Relations Commission, the Equal Employment Opportunity Commission, or the Department of Labor. There are no labor disputes pending, or to the knowledge of Miners threatened, that might materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of Miners.

     Section 3.19.  Employee Benefit Plans.  Each "employee benefit plan", as
     ------------   ----------------------
defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that now covers any employee of Miners, its predecessors or affiliates, complies in all material respects with all applicable requirements of ERISA, the Code and other applicable laws. Neither Miners nor any of its predecessors or affiliates has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) or any breach of fiduciary responsibility under Part 4 of Title I of ERISA, with respect to any such plan which prohibited transaction is likely to result in any material penalties or taxes under Section 502 of ERISA or Section 4975 of the Code, or any material liability to any participant or beneficiary of such plan. No material liability to the Pension Benefit Guaranty Corporation has been or is expected to be incurred by Miners with respect to itself or its predecessors or affiliates with respect to any such plan which is subject to Title IV of ERISA, or with respect to any "single employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained. No such plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA) (whether or not waived) as of the last day of the end of the most recent plan year ending prior to the date hereof. The fair market value of the assets of each such plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under each such plan as of the end of the most recent plan year, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for each such plan. No notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any of such plans within the 12-month period ending on the date hereof. Neither Miners, its predecessors or affiliates has provided, or is required to provide, security to any such plans pursuant to Section 401(a)(29) of the Code. Miners, its predecessors and affiliates have contributed to no "multi-employer plan", as defined in Section 3(37) of ERISA, on or after September 26, 1980. All actuarial valuations and other documents and information concerning benefit plans delivered or made available in connection with this Agreement are true and correct as of the date(s) shown thereon, and all actuarial methods and assumptions are appropriate for such plans, and are consistent with the methods and assumptions permitted by the Code and ERISA. All such plans are funded to such level as assets of each such plan would then be sufficient to pay all vested accrued benefits thereunder, and there would be no employer liability under Title IV of ERISA. Since 1990, there has been no audit of any benefit plan of Miners by the Department of Labor, the IRS or the Pension Benefit Guaranty Corporation ("PBGC"). There has not been any audit of the Pension Plan or any of Miners's other employee benefit plans by the Department of Labor, the IRS or the PBGC since 1988. Miners, its predecessors and affiliates, have no obligation for retiree health and life benefits under any benefit plan, contract, or arrangement. Miners has no obligation for any post-retirement benefits under any plan, contract or arrangement except as previously disclosed.

     Section 3.20.  Related Party Transactions.  Except as previously disclosed,
     ------------   --------------------------
Miners has no contract, extension of credit, business arrangement or other relationship of any kind with any of the following persons: (i) any present or former officer or director of Miners; (ii) any shareholder owning five percent or more of the outstanding Miners Common Stock; and (iii) any "associate" (as defined in SEC Rule 405) of the foregoing persons or any business in which any of the foregoing persons is an officer, director, employee or five percent or greater equity owner. Each such extension of credit previously disclosed has been made in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arms' length transactions with other persons that do not involve more than a normal risk of collectibility or present other unfavorable features.

     Section 3.21.  DELETED.
     ------------

     Section 3.22.  DELETED.
     ------------

     Section 3.23.  Complete and Accurate Disclosure.  Neither this Agreement
     ------------   --------------------------------
(insofar as it relates to Miners, Miners Common Stock and Miners's involvement in the transactions contemplated hereby) nor any financial statement, schedule, certificate, or other statement or document delivered by Miners to MP Corp. and MP Bank in connection herewith contains any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact necessary to make the statements contained herein or therein not false or misleading. In particular, without limiting the generality of the foregoing sentence, the information provided and the representations made by Miners to MP Corp. and MP Bank in connection with the Registration Statement (as defined in Section 7.1(b) of this Agreement), both at the time such information and representations are provided and made and at the time of the Closing, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact necessary
(i) to make the statements made therein not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading.

     Section 3.24.  Beneficial Ownership of MP Corp. Common Stock.  Prior to the
     ------------   ---------------------------------------------
Effective Date, Miners and its officers and directors will not beneficially own, in the aggregate, (within the meaning of SEC Rule 13d-3(d)(1)) more than five percent of the outstanding shares of MP Corp. Common Stock.

     Section 3.25.  Environmental Matters.  For purposes of this Section 3.25,
     ------------   ---------------------
the following terms shall have the indicated meaning:

          "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to: the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource); and the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation: the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. (S)9601, et seq., the Resource
                                                   -- ---
     Conservation and Recovery Act, as amended, 42 U.S.C. (S)6901, et seq., the
                                                                   -- ---
     Clean Air Act, as amended, 42 U.S.C.

     (S)7401, et seq., the Federal Water Pollution Control Act, as amended, 33
              -- ---
     U.S.C. (S)1251, et seq., the Toxic Substances Control Act, as amended, 15
                     -- ---
     U.S.C. (S)9601, et seq., the Emergency Planning and Community Right to Know
                     -- ---
     Act, 42 U.S.C. (S)11001, et seq., the Safe Drinking Water Act, 42 U.S.C.
                              -- ---
     (S)300f, et seq., and all comparable state and local laws; and any common
              -- ---
     law (including without limitation common law that may impose strict liability) that may impose liability or obligation for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

          "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous or otherwise regulated under any Environmental Law, whether by type or by quantity, including any material containing any such substance as a component. Hazardous Substances include, without limitation, petroleum or any derivative or by-product thereof, asbestos, radioactive material, and polychlorinated biphenyls.

          "Miners Loan Portfolio Properties and Other Properties Owned" means those properties serving as collateral for loans in Miners' loan portfolio, or properties owned or operated by Miners (including, without limitation, in a fiduciary capacity).

     Except as previously disclosed:

          (a) Miners has not been and is not in violation of or liable under any Environmental Law.

          (b) To the knowledge of Miners, after reasonable investigation, none of the Miners Loan Portfolio Properties and Other Properties Owned have been or are in violation of or liable under any Environmental Law.

          (c) After reasonable investigation, Miners has no knowledge that any environmental contaminant, pollutant, toxic or hazardous waste or other similar substance has been generated, used, stored, processed, disposed of or discharged onto any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Miners, except as previously disclosed. In particular, without limiting the generality of the foregoing sentence, except as previously disclosed, Miners has no knowledge that: (i) any materials containing asbestos have been used or incorporated in any building or other structure or improvement located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Miners;
     (ii) any electrical transformers, fluorescent light fixtures with ballasts or other equipment containing PCB's are or have been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Miners; (iii) any underground storage tanks for the storage of gasoline, petroleum products or other toxic or hazardous substances are or have ever been located on any of the real estate now or previously owned or acquired (including without limitation any real estate acquired by means of foreclosure or exercise of any other creditor's right) or leased by Miners.

          (d) Except as previously disclosed, there is no legal, administrative, arbitration or other proceeding, claim, action, or to the knowledge of Miners cause of action or governmental investigation of any nature seeking to impose, or that could result in the imposition, on Miners of any liability arising under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or to the knowledge of Miners threatened against Miners; there is no reasonable basis for any such proceeding, claim, action or governmental investigation; and Miners is not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

     Section 3.26.  Proxy Statement/Prospectus.  At the time the Proxy
     ------------   --------------------------
Statement/ Prospectus (as defined in Section 7.1(b) of this Agreement) is mailed to the shareholders of Miners, and at all times subsequent to such mailing, up to and including the Effective Date, such Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to Miners, Miners Common Stock, and actions taken and statements made by Miners in connection with the transactions contemplated herein (except for information provided by MP Corp. and MP Bank to Miners) will:
(i) comply in all material respects with applicable provisions of the Securities Act of 1933, as amended (the "1933 Act"), and the pertinent rules and regulations thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact that is necessary to be stated therein in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.

     Section 3.27.  Non-Registration Under the 1934 Act.  Miners Common Stock is
     ------------   -----------------------------------
neither registered nor required to be registered under Section 12 of the Securities Exchange Act of 1934 (the "1934 Act") and is not subject to the periodic reporting requirements imposed by Section 13 or 15(d) of the 1934 Act.

     Section 3.28.  Deposit Insurance.  The deposits of Miners are insured by
     ------------   -----------------
the Bank Insurance Fund, as administered by the Federal Deposit Insurance Corporation ("FDIC") in accordance with the Federal Deposit Insurance Act, and Miners has paid all assessments and filed all reports required by the Federal Deposit Insurance Act.

     Section 3.29.  Repurchase Agreements.  With respect to any agreement,
     ------------   ---------------------
pursuant to which Miners has purchased securities subject to an agreement to resell, if any, Miners has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

     Section 3.30.  Assumability of Contracts and Leases.  Except as previously
     ------------   ------------------------------------
disclosed, all Material Contracts between Miners and any other entity or person are assumable and assignable and do not contain any term or provision that would accelerate or increase payments that would otherwise be due by Miners to such person or entity, or change or modify the provisions or terms of such leases, contracts and agreements by reason of this Agreement or the transactions contemplated hereby. Except as previously disclosed, each lease pursuant to which Miners, as lessee, leases real or personal property is valid and in effect in accordance with its respective terms, and there is not, under any of such leases, on the part of the lessee any material existing default or any event which, with notice or lapse of time, or both, would constitute such a default, other than defaults which would not individually or in the aggregate have a material adverse effect on the financial condition, business, prospects, or operating results of Miners.

     Section 3.31.  Loans.  Except as previously disclosed, each loan reflected
     ------------   -----
as an asset on Miners's financial statements as of September 30, 1997, or acquired since that date, is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All such loans, and the collateral and other security therefor, and the documentation for the same, meet the requirements, rules, regulations or directives of the FDIC, or other applicable governmental authorities.

     Section 3.32.  Materiality.  For purposes of this Article III, unless
     ------------   -----------
otherwise defined, the term "material" or "materially" refers to amounts in excess of $20,000.

     Section 3.33.  DELETED.
     ------------

     Section 3.34.  DELETED.
     ------------

     Section 3.35.  Adjustable Rate Mortgages.  Miners has made all interest
     ------------   -------------------------
rate adjustments to any mortgage loan according to the terms of said mortgage loan and has complied and is in compliance in all material respects with all federal, state and other applicable laws, rules and regulations, including orders, writs, decrees, injunctions and other requirements of any court or governmental authorities having jurisdiction over adjustable rate mortgages.

     Section 3.36.  CRA Compliance.  Miners has received a satisfactory
     ------------   --------------
compliance rating and has received a satisfactory Community Reinvestment Act rating. Miners has no knowledge of any facts or circumstances which would prevent it from receiving such satisfactory ratings upon its next appropriate examination.

     Section 3.37.  DELETED.
     ------------

     Section 3.38.  Loan Loss Reserve.  The loan loss reserve of Miners is and
     ------------   -----------------
shall remain adequate in light of generally accepted accounting principles, directives of governmental authorities, and all regulations, rules and directives of the Banking Department and the FDIC. No regulatory authority requested Miners to increase the allowance for loan losses during 1997, 1996, 1995 or 1994.

     Section 3.39.  DELETED.
     ------------

     Section 3.40.  DELETED.
     ------------

     Section 3.41.  DELETED.
     ------------

     Section 3.42.  Accuracy of Representations.  Miners will promptly notify MP
     ------------   ---------------------------
Corp. if any of the representations contained in this Article III cease to be true and correct subsequent to the date hereof. Further, no representations made by Miners pursuant to this Agreement contain any untrue statement of material fact or omit to state a material fact necessary to make the statements not misleading.


                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF MP CORP.
                  ------------------------------------------

     MP Corp. represents and warrants to Miners, as of even date herewith, as follows:

     Section 4.1.   Authority.  The execution and delivery of this Agreement and
     -----------    ---------
the Bank Merger Agreement and the consummation of the transactions contemplated herein and therein have been duly and validly authorized by the Board of Directors of MP Corp., and no other corporate action on the part of MP Corp. is necessary to authorize the approval of this Agreement and the Bank Merger Agreement or the consummation of the transactions contemplated herein and
therein.   This Agreement and the Bank Merger Agreement have been duly executed and delivered by MP Corp. and, assuming due authorization, execution and delivery by Miners, and receipt of all required regulatory and shareholder approvals, constitutes a valid and binding obligation of MP Corp. Assuming regulatory and shareholder approval, the execution, delivery and consummation of this Agreement will not constitute a violation or breach of or default under the Articles of Incorporation or the Bylaws of MP Corp. or any statute, rule, regulation, order, decree, directive, agreement, indenture or other instrument to which MP Corp. is a party or by which MP Corp. or any of its properties are bound.

     Section 4.2.   Organization and Standing.  MP Corp. is a business
     -----------    -------------------------
corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. MP Corp. is a registered bank holding company under the Bank Holding Company

Act of 1956, as amended, and has full power and lawful authority to own and hold its properties and to carry on its present business. MP Corp. owns all of the issued and outstanding shares of capital stock of Mid Penn Bank. Mid Penn Bank is a Pennsylvania state-chartered banking institution validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and of the United States, and is duly authorized to engage in the banking business as an insured bank under the Federal Deposit Insurance Act, as amended.

     Section 4.3.   Capitalization.  The authorized capital stock of MP Corp.
     -----------    --------------
consists of Ten Million (10,000,000) shares of common stock, par value one dollar ($1.00) per share ("MP Corp. Common Stock") of which, at September 30, 1997, 2,607,552 shares were issued and outstanding. All outstanding shares of MP Corp. Common Stock have been duly issued and are validly outstanding, fully paid and nonassessable. The shares of MP Corp. Common Stock to be issued in connection with the Bank Merger have been duly authorized and, when issued in accordance with the terms of this Agreement and the Bank Merger Agreement, will be validly issued, fully paid and nonassessable.

     Section 4.4.   DELETED.
     -----------

     Section 4.5.   Financial Statements.  MP Corp. has delivered to Miners the
     -----------    --------------------
following financial statements: (i) Consolidated Balance Sheets, Consolidated Statements of Income, Consolidated Statements of Shareholders' Equity, and Consolidated Statements of Cash Flows as of and for the years ended December 31, 1996 and December 31, 1995, certified by Parente, Randolph, Orlando, Carey and Associates and set forth in the Annual Report to the shareholders of MP Corp. for the year ended on December 31, 1996; and (ii) a Consolidated Statement of Condition, a Consolidated Statement of Income and a Consolidated Statement of Changes in Shareholders' Equity for the three-month period ended September 30, 1997, set forth in a "Quarterly Report" to the shareholders of MP Corp. (the foregoing Consolidated Statement of Condition being hereinafter referred to as the "MP Corp. Balance Sheet"). Each of the foregoing financial statements fairly presents the consolidated financial position, assets, liabilities and results of operations of MP Corp. at their respective dates and for the respective periods then ended and has been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto and subject, in the case of the interim financial statements contained in the aforesaid Quarterly Report, to normal recurring year-end adjustments, which are not material in any case or in the aggregate.

     Section 4.6.   Absence of Undisclosed Liabilities.  Except as previously
     -----------    ----------------------------------
disclosed, or as reflected, noted or adequately reserved against in the MP Corp. Balance Sheet, at September 30, 1997, MP Corp. had no material liabilities (whether accrued, absolute, contingent or otherwise) which are required to be reflected, noted or reserved against therein under generally accepted accounting principles or which are in any case or in the aggregate material. Except as previously disclosed, since September 30, 1997, MP Corp. has not incurred any such liability other than liabilities of the same nature as those set forth in the MP Corp. Balance Sheet, all of which have been reasonably incurred in the Ordinary Course of Business.

     Section 4.7.   Absence of Changes.  Since September 30, 1997, there has not
     -----------    ------------------
been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business or operations of MP Corp. or MP Bank.

     Section 4.8.   Litigation.  Except as previously disclosed: (i) there is no
     -----------    ----------
litigation, investigation or proceeding pending, or to the knowledge of MP Corp. threatened, that involves MP Corp. or its properties and that, if determined adversely to MP Corp., would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of MP Corp.; (ii) there are no outstanding orders, writs, injunctions, decrees, consent agreements, memoranda of understanding or other directives of any federal, state or local court or governmental authority or of any arbitration tribunal against MP Corp. which materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of MP Corp., or restrict in any manner the right of MP Corp. to conduct its business as presently conducted; and (iii) MP Corp. is not aware of any fact or condition presently existing that might give rise to any litigation, investigation or proceeding which, if determined adversely to MP Corp., would materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of MP Corp. For purposes of this Section 4.8, MP Corp. shall be deemed to include MP Bank.

     Section 4.9.   Proxy Statement/Prospectus.  At the time the Proxy
     -----------    --------------------------
Statement/ Prospectus (as defined in Section 7.1(b) of this Agreement) is mailed to the shareholders of Miners, and at all times subsequent to such mailing, up to and including the Effective Date, the Proxy Statement/Prospectus (including any pre- and post-effective amendments and supplements thereto), with respect to all information relating to MP Corp. and MP Bank, MP Corp. Common Stock, and actions taken and statements made by MP Corp. and MP Bank in connection with the transactions contemplated herein (other than information provided by Miners to MP Corp. and MP Bank), will: (i) comply in all material respects with applicable provisions of the 1933 Act and the 1934 Act and the pertinent rules and regulations thereunder; and (ii) not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact that is necessary to be stated therein in order (A) to make the statements therein not false or misleading, or (B) to correct any statement in an earlier communication with respect to the Proxy Statement/Prospectus which has become false or misleading.


                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF MP BANK
                   -----------------------------------------

     MP Bank represents and warrants to Miners, as of even date herewith, as follows:

     Section 5.1.   Capital Structure of MP Bank.  MP Bank is authorized to
     -----------    ----------------------------
issue ten million (10,000,000) shares of capital stock, par value one dollar ($1.00) per share, of which all shares outstanding are owned by MP Corp.

     Section 5.2.   Organization and Standing.  MP Bank is a Pennsylvania state-
     -----------    -------------------------
chartered banking institution which is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and of the United States. MP Bank has full power and lawful authority to own and hold its properties and to carry on its present business.

     Section 5.3.   Authorized and Effective Agreement.  The execution, delivery
     -----------    ----------------------------------
and performance of this Agreement and the Bank Merger Agreement have been duly and validly authorized by the Board of Directors of MP Bank. Subject to appropriate shareholder and regulatory approvals, neither the execution and delivery of this Agreement or the Bank Merger Agreement nor the consummation of the transactions provided for herein or therein will violate any agreement to which MP Bank is a party or by which it is bound or any law, regulation, order, decree or any provision of its Articles of Incorporation or By-laws.


                                   ARTICLE VI

                              COVENANTS OF MINERS
                              -------------------

     From the date of this Agreement until the Effective Date (as defined in Section 11.2 of this Agreement), Miners covenants and agrees to do the following:

     Section 6.1.   Conduct of Business.  Except as otherwise consented to by MP
     -----------    -------------------
Corp. and MP Bank in writing, Miners shall:

          (a) use all reasonable efforts to carry on its business in, and only in, the Ordinary Course of Business, consistent with past practices and written policies;

          (b) to the extent consistent with prudent business judgment, use all reasonable efforts to preserve its present business organization, to retain the services of its present officers and employees, to maintain good relationships with its employees, and to maintain its relationships with customers, suppliers and others having business dealings with Miners;

          (c) maintain all of Miners's structures, equipment and other real property and tangible personal property in good repair, order and condition, except for ordinary wear and tear and damage by unavoidable casualty;

          (d) use all reasonable efforts to preserve or collect all material claims and causes of action belonging to Miners;

          (e) keep in full force and effect all insurance policies now carried by Miners;

          (f) perform in all material respects each of Miners's obligations under all material agreements, contracts, instruments and other commitments to which Miners is a party or by which Miners may be bound or which relate to or affect its properties, assets and business;

          (g) maintain its books of account and other records in the Ordinary Course of Business;

          (h) comply in all material respects with all statutes, laws, ordinances, rules and regulations, decrees, orders, consent agreements, examination reports, memoranda of understanding and other federal, state, county, local and municipal governmental directives applicable to Miners and to the conduct of its business;

          (i) not amend Miners's Articles of Incorporation or Bylaws;

          (j) not enter into or assume any material contract, incur any material liability or obligation, make any material commitment, acquire or dispose of any property or asset or engage in any transaction or subject any of Miners's properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever;

          (k) not take or permit to be taken any action which would constitute a breach of any representation, warranty or covenant set forth in this Agreement;

          (l) not declare, set aside or pay any dividend or make any other distribution in respect of Miners Common Stock, except as provided in
     Section 6.9 of this Article VI;

          (m) not authorize, purchase, issue or sell (or authorize, issue or grant options, warrants or rights to purchase or sell) any shares of Miners Common Stock or any other equity or debt securities of Miners or any securities convertible into Miners Common Stock;

          (n) not increase the rate of compensation of, pay a bonus or severance compensation to, or enter into any employment, severance, deferred compensation or other agreement with any officer, director, employee or consultant of Miners;

          (o) not enter into any related party transaction of the kind contemplated in Section 3.20 of Article III of this Agreement except such related party transactions relating to extensions of credit made in accordance with all applicable laws, regulations and rules and in the Ordinary Course of Business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arms' length transactions with other persons that do not involve more than the normal risk of collectibility or present other unfavorable features and after disclosure of such to MP Corp.;

          (p) not change the presently outstanding number of shares or declare or effect any capitalization, reclassification, stock dividend, stock split or like change in capitalization;

          (q) not enter into or substantially modify (except as may be required by applicable law) any pension, retirement, stock option, stock warrant, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, severance, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, or plan or arrangement, or any trust agreement related thereto, in respect to any of its directors, officers, or other employees;

          (r) not merge with or into, or consolidate with, or be purchased or acquired by, any other corporation, financial institution, entity, or person (or agree to any such merger, consolidation, affiliation, purchase or acquisition) or permit (or agree to permit) any other corporation, financial institution, entity or person to be merged with it or consolidate or affiliate with any other corporation, financial institution, entity or person; acquire control over any other firm, financial institution, corporation or organization or create any subsidiary; acquire, liquidate, sell or dispose (or agree to acquire, liquidate, sell or dispose) of any assets, other than in the Ordinary Course of Business and consistent with prior practice;

          (s) not solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning any acquisition or purchase of all or a substantial equity interest or portion of the assets in or of Miners or any business combination with Miners, other than as contemplated by this Agreement, or authorize or permit any officer, director, agent or affiliate of it to do any of the above; or fail to notify MP Corp. immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations are sought to be initiated with Miners;

          (t) not change any method, practice or principle of accounting except as may be required by generally accepted accounting principles or any applicable regulator or take any action that would preclude satisfaction of the condition to closing contained in Section 8.1(c) relating to financial accounting treatment of the Merger;

          (u)  DELETED.

          (v)  DELETED.

          (w)  DELETED.

          (x) take any action which would result in any of the representations and warranties of Miners set forth in this Agreement becoming untrue as of any date after the date hereof;

          (y) not sell, exchange or otherwise dispose of any investment securities or loans that are held for sale, prior to scheduled maturity and other than pursuant to policies agreed upon from time to time by the parties;

          (z) not purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc.;

          (aa) not waive, release, grant or transfer any rights of value or modify or change in any material respect any existing agreement to which Miners is a party, other than in the ordinary course of business consistent with past practice;

          (bb) not knowingly take any action that would, under any statute, regulation or administrative practice of any regulatory agency, materially or adversely affect the ability of any party to this Agreement to obtain any required approvals for consummation of the transaction; and

          (cc) not agree to any of the foregoing items (i) through (bb).

     Section 6.2.   Best Efforts.  Miners shall cooperate with MP Corp. and MP
     -----------    ------------
Bank and shall use its best efforts to do or cause to be done all things necessary or appropriate on its part in order to fulfill the conditions precedent set forth in Article VIII of this Agreement and to consummate this Agreement. In particular, without limiting the generality of the foregoing sentence, Miners shall:

          (a) cooperate with MP Corp. and MP Bank in the preparation of all required applications for regulatory approval of the transactions contemplated by this Agreement and in the preparation of the Registration Statement (as defined in Section 7.1(b) of this Agreement);

          (b) call a special or annual meeting of its shareholders and take, in good faith, all actions which are necessary or appropriate on its part in order to secure the approval and adoption of this Agreement and the Bank Merger Agreement by its shareholders at that meeting, including recommending the approval of such agreements by the shareholders of Miners;

          (c) cooperate with MP Corp. and MP Bank in making Miners's employees reasonably available for training by MP Corp. and MP Bank prior to the Effective Date, to the extent that such training is deemed reasonably necessary by MP Corp. and MP Bank to ensure that Miners's office will be properly operated as a part of MP Bank after the Merger;

          (d) make additions to loan loss reserves and make loan write-offs, write-downs and other adjustments that reasonably should be made by Miners in light of generally accepted accounting principles, directives of governmental authorities, and all regulations, rules and directives of the FDIC, Department of Banking, and Federal Reserve, prior to the closing of Miners's books of account for its fiscal year ending December 31, 1997, and for the period from that date until the Effective Date;

          (e) suspend any dividend reinvestment and/or stock repurchase plan, as soon as practicable;

          (f) modify the Articles of Incorporation or Bylaws or any other documents of Miners reasonably requested by MP Corp. necessary to effectuate the transactions contemplated hereby; and

          (g) use its best efforts to assure that the directors of Miners shall have executed and delivered the Support Agreement in the form attached hereto as Exhibit "B".

     Section 6.3.   Access to Properties and Records.  Miners shall give to MP
     -----------    --------------------------------
Corp., MP Bank and their authorized representatives (including, without limitation, their counsel, accountants, economic and environmental consultants and other designated representatives) reasonable access during normal business hours to all properties, books, contracts, documents and records of Miners as MP Corp. or MP Bank may reasonably request, subject to the obligation of MP Corp., MP Bank and their authorized representatives to maintain the confidentiality of all non-public information concerning Miners obtained by reason of such access.

     Section 6.4.   Subsequent Financial Statements.  Between the date of
     -----------    -------------------------------
execution of this Agreement and the Effective Date, Miners shall promptly prepare and deliver to MP Corp. and MP Bank, as soon as practicable, all internal monthly and quarterly financial statements, reports to shareholders and reports to regulatory authorities prepared by or for Miners, including all audit reports submitted to Miners by independent auditors in connection with each annual, interim or special audit of the books of Miners made by such accountants. In particular, without limiting the generality of the foregoing sentence, Miners shall deliver to MP Corp. and MP Bank, as soon as practicable, a balance sheet as of December 31, 1997, and a related statement of income for the twelve (12) months then ended (which financial statements are hereinafter referred to as the "December 31, 1997 Bank Financial Statements"). The representations and warranties set forth in Sections 3.7, 3.8 and 3.9 of this Agreement shall apply to the December 31, 1997 Bank Financial Statements.

     Section 6.5.   Board and Committee Minutes.  Miners shall provide to MP
     -----------    ---------------------------
Corp., within 10 days after any meeting of the Board of Directors, or any committee thereof, or any senior or executive management committee, a copy of the minutes of such meeting.

     Section 6.6.   Update Information.  Miners shall promptly disclose to MP
     -----------    ------------------
Corp. and MP Bank, in writing, any change, addition, deletion or other modification to the information previously disclosed.

     Section 6.7.   Notice.  Miners shall promptly notify MP Corp. and MP Bank,
     -----------    ------
in writing, of any actions, claims, investigations, proceedings or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to MP Corp. and MP Bank in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business operations or future prospects of Miners.

     Section 6.8.   Other Proposals.  Miners shall not, nor shall it permit any
     -----------    ---------------
officer, director, employee, agent, consultant, counsel or other representative, to directly or indirectly solicit, encourage, initiate or engage in discussions or negotiations with, or respond to requests for information, inquiries or other communications from, any person, other than MP Corp., concerning the fact of, or the terms and conditions of, this Agreement, or concerning any acquisition of Miners, or any assets or business thereof (except that Miners' officers may respond to inquiries from analysts, regulatory authorities and holders of Miners Common Stock in the Ordinary Course of Business); and Miners shall notify MP Corp. immediately if any such discussions or negotiations are sought to be initiated with Miners by any such person other than MP Corp. or if any such requests for information, inquiries, proposals or communications are received from any person other than MP Corp.

     Section 6.9.   Dividends.  Between the date of this Agreement and the
     -----------    ---------
Effective Date, Miners shall only declare and pay cash dividends as provided herein. Miners shall only pay regular semi-annual cash dividends in amounts and on dates consistent with past practices.

     Section 6.10.  Core Deposits.  Miners shall use commercially reasonable
     ------------   -------------
efforts to maintain deposits.

     Section 6.11.  Affiliate Letters.  Miners shall deliver or cause to be
     ------------   -----------------
delivered to MP Corp. and MP Bank, at or before the Closing (as defined in Section 11.1 of this Agreement), a letter or agreement from each officer, director and shareholder of Miners who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of Miners, in form and substance satisfactory to MP Corp. and MP Bank, under the terms of which each such officer, director or shareholder acknowledges and agrees to abide by all limitations imposed by the 1933 Act and by all rules, regulations and releases promulgated thereunder with respect to the sale or other disposition of the shares of MP Corp. Common Stock to be received by such person pursuant to this Agreement.

     Section 6.12.  No Purchases or Sales of MP Corp. Common Stock During Price
     ------------   -----------------------------------------------------------
Determination Period.  Neither Miners nor any executive officer or director of
--------------------
Miners nor any shareholder of Miners who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933 Act) of Miners shall purchase or sell or submit a bid to purchase or an offer to sell directly or indirectly, any shares of MP Corp. Common Stock or any options, rights or other securities convertible into shares of MP Corp. Common Stock within 20 days of the Effective Date.

     Section 6.13.  Accounting Treatment.  Miners acknowledges that MP Corp. and
     ------------   --------------------
MP Bank intend to treat the business combination contemplated by this Agreement as a "pooling of interests" for financial reporting purposes. Miners shall not take (and shall use its best efforts not to permit any of its directors, officers, employees, shareholders, agents, consultants or other representatives to take) any action which would preclude MP Corp. and MP Bank from treating such business combination as a "pooling of interests" for financial reporting purposes.

     Section 6.14.  Press Releases.  Miners shall not issue any press release
     ------------   --------------
related to this Agreement and the Bank Merger Agreement or the transactions contemplated hereby or thereby as to which MP Corp. has not given its prior written consent, and shall consult with MP Corp. as to the form and substance of other public disclosures related thereto.

     Section 6.15.  DELETED.
     ------------

     Section 6.16.  Phase I Environmental Audit.  Miners shall permit, if MP
     ------------   ---------------------------
Corp. elects to do, at its own expense, a "phase I environmental audit" to be performed at any physical location owned or occupied by Miners on the date hereof.

     Section 6.17.  DELETED.
     ------------

                                  ARTICLE VII

                       COVENANTS OF MP CORP. AND MP BANK
                       ---------------------------------

     From the date of this Agreement until the Effective Date (as defined in Section 11.2 of this Agreement), MP Corp. and MP Bank covenant and agree to do the following:

     Section 7.1.   Best Efforts.  MP Corp. and MP Bank shall cooperate with
     -----------    ------------
Miners and shall use their best efforts to do or cause to be done all things necessary or appropriate on their part in order to fulfill the conditions precedent set forth in Article VIII of this Agreement and to consummate this Agreement. In particular, without limiting the generality of the foregoing sentence, MP Corp. and MP Bank agree to do the following:

          (a) Applications for Regulatory Approval.  MP Corp. and MP Bank shall
              ------------------------------------
     promptly prepare and file, with the cooperation and assistance of Miners, all required applications for regulatory approval of the transactions contemplated by this Agreement and the Bank Merger Agreement.

          (b) Registration Statement.  MP Corp. shall promptly prepare, with the
              ----------------------
     cooperation and assistance of Miners, and file with the SEC a registration statement under the 1933 Act (the "Registration Statement") for the purpose of registering the shares of MP Corp. Common Stock to be issued under the provisions of this Agreement. MP Corp. may rely upon all information provided to it by Miners in this connection, and MP Corp. shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Registration Statement or in the proxy statement and prospectus (the "Proxy Statement/Prospectus") which is prepared as a part thereof, if such statement is made by MP Corp. in reliance upon any information provided to MP Corp. by Miners or by its agents and representatives. MP Corp. will advise Miners, after it receives notice thereof, of the time when the Registration Statement or any Pre- or Post-Effective Amendment thereto has become effective or any supplement or amendment, thereto has been filed.

          (c) State Securities Laws.  MP Corp. and MP Bank, with the cooperation
              ---------------------
     of Miners, shall promptly take all such actions as may be necessary or appropriate in order to comply with all applicable securities laws of any state having jurisdiction over the transactions contemplated by this Agreement.

     Section 7.2.   Access to Properties and Records.  MP Corp. and MP Bank
     -----------    --------------------------------
shall give to Miners and to its authorized representatives (including without limitation Miners's counsel, accountants, economic and environmental consultants and other designated representatives) reasonable access during normal business hours to all properties, books, contracts, documents and records of MP Corp. and MP Bank as Miners may reasonably request, subject to the obligation of Miners and its authorized representatives to maintain the confidentiality of all non-public information concerning MP Corp. or MP Bank obtained by reason of such access.

     Section 7.3.   Subsequent Financial Statements.  Between the date of
     -----------    -------------------------------
execution of this Agreement and the Effective Date, MP Corp. shall promptly prepare and deliver to Miners, as soon as practicable, each Quarterly Report to MP Corp.'s shareholders and any Annual Report to MP Corp.'s shareholders normally prepared by MP Corp. The representations and warranties set forth in Sections 4.5, 4.6 and 4.7 of this Agreement shall apply to the financial statements set forth in the foregoing Quarterly Reports and any Annual Report to MP Corp.'s shareholders.

     Section 7.4.   Update Information.  MP Corp. and MP Bank shall promptly
     -----------    ------------------
disclose to Miners, in writing, any change, addition, deletion or other modification to the information previously disclosed.

     Section 7.5.   Notice.  MP Corp. and MP Bank shall promptly notify Miners,
     -----------    ------
in writing, of any actions, claims, investigations or other developments which, if pending or in existence on the date of this Agreement, would have been required to be disclosed to Miners in order to ensure the accuracy of the representations and warranties set forth in this Agreement or which otherwise could materially and adversely affect the condition (financial or otherwise), assets, liabilities, business or operations of MP Corp. or MP Bank.

     Section 7.6.   No Purchase or Sales of MP Corp. Common Stock During Price
     -----------    ----------------------------------------------------------
Determination Period.  Neither MP Corp. nor any subsidiary of MP Corp., nor any
--------------------
executive officer or director of MP Corp. or any subsidiary of MP Corp., nor any shareholder of MP Corp. who may be deemed to be an "affiliate" (as that term is defined for purposes of Rules 145 and 405 promulgated by the SEC under the 1933
Act) of MP Corp., shall purchase or sell on AMEX, or submit a bid to purchase or an offer to sell on AMEX, directly or indirectly, any shares of MP Corp. Common Stock or any options, rights or other securities convertible into shares of MP Corp. Common Stock within 20 days of the Effective Date; provided, however, that MP Corp. may purchase shares of MP Corp. Common Stock in the Ordinary Course of Business during this period pursuant to MP Corp.'s employee benefit plans or MP Corp.'s dividend reinvestment plan.

                                 ARTICLE VIII

                             CONDITIONS PRECEDENT
                             --------------------

     Section 8.1.   Common Conditions.  The obligations of the parties to
     -----------    -----------------
consummate this Agreement shall be subject to the satisfaction of each of the following common conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived in accordance with the provisions of Section 9.4 of this Agreement:

          (a) Shareholder and Regulatory Approvals.  The Parties hereto are not
              ------------------------------------
     under any obligation to consummate the Agreement until the approval of the FRB (or waiver thereof), the Banking Department and any other approvals that may be necessary or required by the federal or state regulators has been received, and all conditions and waiting periods required by such approvals, if any, have been satisfied or have expired, and until any other approvals required under the Articles of Incorporation or Bylaws of Miners, MP Corp. or MP Bank, or from the shareholders of Miners or MP Corp., as the case may be, have been received. Provided, however, that no such approval shall have imposed any condition or requirement which, in the opinion of the Board of Directors of MP Corp., renders consummation of the transactions contemplated herein inadvisable.

          (c) Tax Matters.  There shall have been received an opinion of counsel
              -----------
     from Shumaker Williams, P.C., reasonably satisfactory in form and substance to MP Corp. and MP Bank and to Miners, to the effect that:

               (i) The transactions contemplated by this Agreement and by the Bank Merger Agreement will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended;

               (ii) No gain or loss will be recognized by MP Corp. or MP Bank or by Miners as a result of the reorganization;

               (iii) No gain or loss will be recognized by the shareholders of Miners upon receipt of MP Corp. Common Stock in exchange for Miners Common Stock pursuant to the provisions of this Agreement (except in respect of cash which is received in lieu of the issuance of fractional shares of MP Corp. Common Stock and any shareholder of Miners who receives payment in cash as a dissenting shareholder);

               (iv) The tax basis of the MP Corp. Common Stock to be received by the shareholders of Miners pursuant to the provisions of this Agreement will be the same as the tax basis of the Miners Common Stock surrendered in exchange therefor;

               (v) The holding periods of the MP Corp. Common Stock to be received by the shareholders of Miners pursuant to the provisions of this Agreement will include the holding periods of the Miners Common Stock surrendered in exchange therefor, provided that such Miners Common Stock is held as a capital asset on the Effective Date; and

               (vi) MP Bank, as the surviving bank to the Bank Merger, will carry-over and take into account all accounting items and tax attributes of Miners, including, but not limited, to earnings and profits, methods of accounting, and tax basis and holding periods of the assets of Miners.

          (d) Registration Statement.  The Registration Statement (as defined in
              ----------------------
     Section 7.1(b) of this Agreement, including any amendments thereto) shall have been declared effective by the SEC; the information contained therein shall be true, complete and correct in all material respects as of the date of mailing of the Proxy Statement/Prospectus (as defined in Section 7.1(b) of this Agreement) to the shareholders of Miners; regulatory clearance for the offering contemplated by the Registration Statement (the "Offering") shall have been received from each federal and state regulatory authority having jurisdiction over the Offering, and no stop order shall have been issued or proceedings instituted or threatened by any federal or state regulatory authority to suspend or terminate the effectiveness of the Registration Statement or the Offering.

          (e) No Suits.  No action, suit or proceeding shall be pending or
              --------
     threatened before any federal, state or local court or governmental authority or before any arbitration tribunal which seeks to modify, enjoin or prohibit or otherwise adversely and materially affect the transactions contemplated by this Agreement.

          (f) Statutes; Orders.  No statute, rule, regulation, order, injunction
              ----------------
     or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits, restricts or makes illegal the consummation of the transactions contemplated by this Agreement.

          (g) Antitrust Laws.  All applicable notifications, statutory and
              --------------
          regulatory Antitrust Law requirements have been met.

          (h) Other Requirements.  All other requirements prescribed by law, and
              ------------------
     the Articles of Incorporation, Bylaws and Contracts of the parties hereto which are necessary to the consummation of the transactions contemplated by this Agreement shall have been satisfied.

     Section 8.2.   Conditions Precedent to Obligations of MP Corp. and MP Bank.
     -----------    -----------------------------------------------------------
The obligations of MP Corp. and MP Bank to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by MP Corp. and MP Bank in accordance with the provisions of Section 9.4 of this Agreement:

          (a) Accuracy of Representations and Warranties.  All of the
              ------------------------------------------
     representations and warranties of Miners, as set forth in this Agreement and the information contained in all Bank Closing Documents (as defined in Section 8.2(j) of this Agreement), shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date).

          (b) Covenants Performed.  Miners shall have performed or complied in
              -------------------
     all material respects with each of the covenants required by this Agreement to be performed or complied with by it.

          (c)  DELETED.

          (d) Financial Confirmation.  Within sixty (60) days of the execution
              ----------------------
     of this Agreement, MP Corp. and MP Bank (and their accountants if the advice of such accountants is deemed necessary or desirable by MP Corp. and MP Bank) shall have established to their satisfaction that the Bank Balance Sheet fairly presents the financial condition, assets and liabilities of Miners as at September 30, 1997, and that, since September 30, 1997, there has not been any material and adverse change in the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Miners.

          (e)  DELETED.

          (f) Accounting Treatment.  MP Corp., MP Bank and their accountants
              --------------------
     shall have established to their satisfaction that, as of the Closing, the transactions contemplated by this Agreement can be accounted for as a "pooling of interests" for financial reporting purposes.

          (g) Federal and State Securities and Antitrust Laws.  MP Corp., MP
              -----------------------------------------------
     Bank and their counsel shall have determined to their satisfaction that, as of the Closing, all applicable securities and antitrust laws of the federal government and of any state government having jurisdiction over the transactions contemplated by this Agreement shall have been complied with.

          (h)  DELETED.

          (i) Environmental Matters.  No environmental problem of the kind
              ---------------------
     contemplated in Section 3.25 of Article III of this Agreement, and not previously disclosed shall have been discovered which would, or which potentially could, materially and adversely affect the condition (financial or otherwise), assets, liabilities, business, operations or future prospects of Miners. The result of any "Phase I environmental audit" conducted pursuant to Section 6.16 with respect to owned or occupied bank premises shall be reasonably satisfactory to MP Corp.

          (j) Closing Documents.  Miners shall have delivered to MP Corp. and MP
              -----------------
     Bank: (i) a certificate signed by Miners' Chairman of the Board or President and by its Secretary, or such other designated and authorized officers, verifying that, to the best of their knowledge after reasonable investigation, all of the representations and warranties of Miners set forth in this Agreement are true and correct in all material respects as of the Closing and that Miners has performed in all material respects each of the covenants required to be performed by it under this Agreement; (ii) all consents and authorizations of landlords and other persons that are necessary to permit this Agreement to be consummated without violation of any lease or other agreement to which Miners is a party or by which Miners or any of its properties are bound; and (iii) such other certificates and documents as MP Corp., MP Bank and their counsel may reasonably request (all of the foregoing certificates and other documents being herein referred to as the "Bank Closing Documents").

          (k)  DELETED.

          (l)  DELETED.

          (m) Support Agreement.  Each of the Directors of Miners shall have
              -----------------
     executed and delivered to MP Corp. a "Support Agreement" in the form attached hereto as Exhibit "B".

          (n) Shareholder Approval.  MP Corp. shareholders, if required, have
              --------------------
     approved and/or adopted this Agreement and the transactions contemplated thereby.

     Section 8.3.   Conditions Precedent to the Obligations of Miners.  The
     -----------    -------------------------------------------------
obligation of Miners to consummate this Agreement shall be subject to the satisfaction of each of the following conditions prior to or as of the Closing, except to the extent that any such condition shall have been waived by Miners in accordance with the provisions of Section 9.4 of this Agreement:

          (a) Accuracy of Representations and Warranties.  All of the
              ------------------------------------------
     representations and warranties of MP Corp. and MP Bank, as set forth in this Agreement and the information contained in Schedule II and all MP Corp./MP Bank Closing Documents (as defined in Section 8.3(e) of this Agreement), shall be true and correct in all material respects as of the Closing as if made on such date (or on the date to which it relates in the case of any representation or warranty which expressly relates to an earlier date).

          (b) Covenants Performed.  MP Corp. and MP Bank shall have performed or
              -------------------
     complied in all material respects with each of the covenants required by this Agreement to be performed or complied with by them.

          (c)  DELETED.


          (d)  DELETED.

          (e) Closing Documents.  MP Corp. shall have delivered to Miners: (i) a
              -----------------
     certificate signed by its Chairman of the Board or President and its Secretary verifying that, to the best of their knowledge after reasonable investigation, all of the representations and warranties of MP Corp. and MP Bank set forth in this Agreement are true and correct in all material respects as of the Closing and that MP Corp. and MP Bank have performed in all material respects each of the covenants required to be performed by them; and (ii) such other certificates and documents as Miners and its counsel may reasonably request (all of the foregoing certificates and documents being herein referred to as the "MP Corp./MP Bank Closing Documents").


                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

     Section 9.1.   Termination.  This Agreement may be terminated at any time
     -----------    -----------
before the Effective Date (whether before or after the authorization, approval and adoption of this Agreement by the shareholders) as follows:

          (a) Mutual Consent.  This Agreement may be terminated by mutual
              --------------
     consent of the parties upon the affirmative vote of a majority of each of the Boards of Directors of Miners, MP Corp. and MP Bank, followed by written notices given to each of the other parties.

          (b) Unilateral Action by MP Corp. and MP Bank.  This Agreement may be
              -----------------------------------------
     terminated unilaterally by the affirmative vote of each of the Boards of Directors of MP Corp. and MP Bank, followed by written notice given to Miners, if: (i) there has been a material breach by Miners of any representation, warranty or covenant set forth in this Agreement and such breach has not been cured within thirty (30) days after written notice of such breach has been given by MP Corp. and MP Bank to Miners; or (ii) any condition precedent to MP Corp.'s and MP Bank's obligations, as set forth in Article VIII of this Agreement, remains unsatisfied, through no fault of MP Corp. or MP Bank, on December 31, 1998.

          (c) Unilateral Action By Miners.  This Agreement may be terminated
              ---------------------------
     unilaterally by the affirmative vote of a majority of the Board of Directors of Miners, followed by written notice given to MP Corp. and MP Bank, if: (i) there has been a material breach by MP Corp. or MP Bank of any representation, warranty or covenant set forth in this Agreement and such breach has not been cured within thirty (30) days after written notice of such breach has been given to MP Corp. and MP Bank; or (ii) any condition precedent to Miners's obligations as set forth in Article VIII of this Agreement remains unsatisfied, through no fault of Miners, on December 31, 1998.

          (d) Automatic Termination.  If, for any reason, this transaction shall
              ---------------------
     not have been consummated by December 31, 1998, this Agreement shall terminate automatically as of that date unless extended, in writing, prior to said date by mutual action of the Boards of Directors of the parties hereto.

          (e) Due Diligence Termination.  MP Corp. and MP Bank may terminate
              -------------------------
     this Agreement by giving written notice to Miners, if any matter or thing has come to the attention of MP Corp. in the course of its due diligence investigation or otherwise with respect to Miners that, in its sole opinion, leads it to believe that any such matter or thing materially and adversely affects the financial or business performance or prospects of Miners so that it would be inadvisable for MP Corp., in its sole and exclusive judgment, exercised in a commercial and reasonable manner, to proceed with this transaction.

     Section 9.2.   Effect of Termination.
     -----------    ---------------------

          (a) Effect.  In the event of termination, this Agreement shall become
              ------
     null and void and the transactions contemplated herein shall thereupon be abandoned, except that the provisions relating to limited liability and confidentiality set forth in Sections 9.2(b) and 9.2(c) of this Agreement shall survive.

          (b) Limited Liability.  The termination of this Agreement in
              -----------------
     accordance with the terms of Section 9.1 shall create no liability on the part of any party, or on the part of any party's directors, officers, shareholders, agents or representatives, except that if this Agreement is terminated by MP Corp. and MP Bank by reason of a material breach by Miners, or if this Agreement is terminated by Miners by reason of a material breach by MP Corp. or MP Bank, and such breach involves an intentional, willful or grossly negligent misrepresentation or breach of covenant, the breaching party shall be liable to the non-breaching party or parties for all costs and expenses reasonably incurred by the non-breaching party or parties in connection with the preparation, execution and consummation of this Agreement, including the fees of its or their counsel, accountants, consultants and other representatives.

          (c) Confidentiality.  In the event of the termination of this
              ---------------
     Agreement, neither MP Corp. nor MP Bank nor Miners shall use or disclose to any other person any confidential information obtained by it during the course of its investigation of the other party or parties.

     Section 9.3.   Amendment.  To the extent permitted by law, this Agreement
     -----------    ---------
may be amended at any time before the Effective Date (whether before or after the authorization, approval and adoption of this Agreement by the shareholders of Miners) by a written instrument duly authorized, executed and delivered by MP Corp. and MP Bank and by Miners; provided, however, that any amendment to the provisions of Article II of this Agreement relating to the consideration to be received by the former shareholders of Miners in exchange for their shares of Miners Common Stock shall not take effect until such amendment has been approved, adopted or ratified by the shareholders of Miners in accordance with applicable federal and state law.

     Section 9.4.   Waiver.  Any term or condition of this Agreement may be
     -----------    ------
waived, to the extent permitted by law, by the party or parties entitled to the benefit thereof at any time before the Effective Date (whether before or after the authorization, approval and adoption of this Agreement by the shareholders of Miners) by a written instrument duly authorized, executed and delivered by such party or parties.

                                   ARTICLE X

                  RIGHTS OF DISSENTING SHAREHOLDERS OF MINERS
                  -------------------------------------------

     Section 10.1.  Rights of Dissenting Shareholders of Miners.  The
     ------------   -------------------------------------------
shareholders of Miners shall be entitled to and may exercise dissenters' rights if and to the extent they are entitled to do so under the provisions of the Banking Code or applicable law.


                                  ARTICLE XI

                          CLOSING AND EFFECTIVE DATE
                          --------------------------

     Section 11.1.  Closing.  Provided that all conditions precedent set forth
     ------------   -------
in Article VIII of this Agreement shall have been satisfied or shall have been waived in accordance with Section 9.4 of this Agreement, the parties shall hold a closing (the "Closing") at the offices of MP Corp. at 349 Union Street, P. O. Box 111 Millersburg, Pennsylvania, or such other mutually agreed upon location, within sixty (60) days after the receipt of all required regulatory approvals and after the expiration of all applicable waiting periods, at which time the parties shall deliver the Miners Closing Documents, the MP Corp./MP Bank Closing Documents, and such other documents and instruments as may be necessary or appropriate to effectuate the purposes of this Agreement.

     Section 11.2.  Effective Date.  The Merger of Miners with and into MP Bank
     ------------   --------------
shall become effective and this Agreement and the Bank Merger Agreement shall be consummated on the date upon which Articles of Merger shall be filed with the Pennsylvania Department of State, or such later date as shall be specified as the Effective Date in the Articles of Merger pursuant to the mutual agreement of MP Corp., MP Bank and Miners and in accordance with the Pennsylvania Banking Code ("Effective Date"). At the Effective Date, Miners shall cease to exist as a separate banking institution, and MP Bank shall become the surviving institution of the Merger.

                                  ARTICLE XII

                 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                 ---------------------------------------------

     Section 12.1.  No Survival.  The representations and warranties of Miners
     ------------   -----------
and of MP Corp. and MP Bank set forth in this Agreement shall expire and be terminated on the Effective Date by consummation of this Agreement, and no such representation or warranty shall thereafter survive.


                                  ARTICLE XIII

                             POST-MERGER AGREEMENTS
                             ----------------------

     Section 13.1.  Employees.
     ------------   ---------

          (a) Immediately after the Effective Date, MP Bank shall employ all of the former Miners employees who are employed by Miners immediately prior to the Effective Date. The aggregate cost of the compensation and benefit package of such employees shall not be less after the Effective Date than immediately prior to the Effective Date and will not be reduced during their employment.

          (b) Immediately following the Effective Date, former Miners employees who are employed by MP Bank shall be entitled to participate in all benefit, health, incentive, retirement, life insurance, disability, eye and dental, performance award, vacation, leave and personal days plans, policies and programs in effect at such time for employees of MP Bank, subject, however, to the terms of such plans. Former Miners employees who are employed by MP Bank shall receive service credit from their respective hire dates for employment at Miners for purposes of eligibility and vesting requirements under MP Bank's benefit plans and vacation plans.

          (c) Immediately after the Effective Date, Allen Trawitz shall be employed by MP Bank as Executive Vice President, with the aggregate cost of his compensation and benefits package to be no less than the cost of his total compensation and benefits package in effect immediately prior to the date of this Agreement.

          (d) Immediately after the Effective Date, Greg Kerwin shall be employed by MP Bank as Vice President and Chairman of the Salary and Human Resource Committee of MP Bank, with the aggregate cost of his compensation and benefits package to be no less than the cost of his total compensation and benefits package in effect immediately prior to the date of this Agreement.

     Section 13.2.  Miners Office Board.
     ------------   -------------------

          (a) Composition; Term; Duties.  Immediately following the Effective
              -------------------------
     Date and until fewer than three (3) of the original members remain, there shall be established an advisory board (the "Miners Office Board") comprised of the following members of the Board of Directors of Miners as of the date of this Agreement and for the position on the Board as indicated, if any: Allen Trawitz, Franklin Ruth (Chairman and President), Greg Kerwin, Raymond Donley (Vice Chairman and Secretary), Don Sauve, Richard Klinger, Harold Jury, and Terrence Kerwin. Except as provided herein, the Board of Directors of MP Bank shall determine from time to time, the duties, obligations and responsibilities of the Miners Office Board. Members of the Miners Office Board who are age 66 or older shall be grandfathered for a five (5) year period commencing on the Effective Date from the MP Bank mandatory retirement policy at age 70.

          (b) Fees of Miners Office Board Members.  Following the Effective
              -----------------------------------
     Date, members of the Miners Office Board shall receive fees for services no less than those currently received as a Miners Board member for service as a Miners Office Board member and as a member of the MP Bank Board, as may be the case. Miners Office Board members who also serve on the MP Bank Board of Directors shall receive the full fees paid to MP Bank Board members. In no case, however, shall the fees paid to any Miners Office Board member who serves on both Boards, for his service as a member of the Miners Office Board, exceed $1,800. Miners Office Board salaried members shall have salaries and bonuses continued for a five (5) year period following the Effective Date.

          (c) Benefits.  Members of the Miners Office Board shall continue to
              --------
     receive the benefits received by them in their capacity as Miners' Directors immediately before the Effective Date for service on the Miners Office Board, and such benefits, subject to the terms and conditions of MP Bank's Plans, shall be continued for a period of five (5) years following the Effective Date, as follows:

               1. For five years following the Effective Date, members of the Miners Office Board who, prior to the Effective Date, were enrolled in the Blue Cross/Blue Shield Plan of Miners shall be entitled to have 100% of the premiums paid by MP Bank for participation in MP Bank's current Blue Cross/Blue Shield health insurance plan, subject to the terms and conditions of the plans.

               2. For five years following the Effective Date, medical insurance for widows and retired employees, covered by Miners as of the date of this Agreement, will, subject to the terms and conditions of those plans, be provided by MP Bank, at MP Bank's expense.

               3. For five years following the Effective Date, MP Bank shall use its best efforts to obtain eye and dental insurance coverage for the members of the Miners Office Board, who prior to the Effective Date were covered under the Miners eye and dental plan, under the MP Bank Blue Cross/Blue Shield Plan. If such plan is not available, MP Bank will include the members of the Miners Office Board in its eye and dental plan, subject to the terms and conditions of the Plans.

               4. For five years following the Effective Date, MP Bank shall pay 100% of the premiums for the current group life insurance policies for the members of the Miners Office Board, subject to the availability of such continued participation.

     If such participation or Plan is not available, MP Bank will use its best efforts to obtain coverage in another group health, life, eye and dental, insurance plan, the benefits and terms of which are comparable, for the remainder of the five-year period.

     Section 13.3.  Board Appointments.
     ------------   ------------------

          Immediately after the Effective Date, the following persons shall be appointed to serve as members of the Board of Directors of MP Bank until the 1999 Annual Meeting of Shareholders, and until their successors are elected and qualified: Greg Kerwin and Don Sauve. Mr. Kerwin shall also serve as a member of the Trust Committee of MP Bank. Mr. Sauve shall serve as a member of the Executive Committee of MP Bank.

     Section 13.4.  Merger of Profit Sharing Plans.
     ------------   ------------------------------

          Miners Profit Sharing Retirement Plan shall be merged into MP Bank's Profit Sharing Retirement Plan as soon as practicable.


                                  ARTICLE XIV

                               GENERAL PROVISIONS
                               ------------------

     Section 14.1.  Expenses.  Except as provided in Section 9.2(b) of this
     ------------   --------
Agreement, each party shall pay its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated herein. For purposes of this Section 14.1, the cost of printing the Proxy Statement/Prospectus shall be deemed to be an expense of MP Corp. and MP Bank.

     Section 14.2.  Other Mergers and Acquisitions.  Subject to the right of
     ------------   ------------------------------
Miners to not consummate this Agreement pursuant to Section 9.1(c) of this Agreement, nothing set forth in this Agreement or any Exhibit hereto shall be construed:

          (a) to preclude MP Corp. from acquiring, or to limit in any way the right of MP Corp. to acquire, prior to or following the Effective Date, the stock or assets of any other financial services institution or other corporation or entity, whether by issuance or exchange of MP Corp. Common Stock or otherwise;

          (b) to preclude MP Corp. from issuing, or to limit in any way the right of MP Corp. to issue, prior to or following the Effective Date, MP Corp. Common Stock or other securities;

          (c) to preclude MP Corp. from granting options at any time with respect to MP Corp. Common Stock or other securities;

          (d) to preclude option holders of MP Corp. from exercising options at any time with respect to MP Corp. Common Stock or other securities; or

          (e) to preclude MP Corp. from taking, or to limit in any way the right of MP Corp. to take, any other action not expressly and specifically prohibited by the terms of this Agreement.

     Section 14.3.  Access; Confidentiality.  The parties hereby agree to
     ------------   -----------------------
conduct the investigations and discussions contemplated by Section 6.3 and
Section 7.2 of this Agreement in a manner so as to not interfere unreasonably with normal operations and customer and employee relationships. If the transactions contemplated by this Agreement are not consummated, the parties hereby agree to destroy or return all documents and records obtained from the other or their respective representatives, during the course of any investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party which has obtained such information or any of its respective representatives or agents and except to the extent disclosure of any such information is legally required. Each party hereby agrees to give the other party prompt notice of any contemplated disclosure where such disclosure is so legally required.

     Section 14.4.  Notices.  All notices, claims, requests, demands and other
     ------------   -------
communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly delivered if delivered in person, transmitted by facsimile machine (but only if receipt is acknowledged in writing), mailed by registered or certified mail, return receipt requested or sent by recognized overnight delivery service guaranteeing next day delivery addressed as follows:

          (a) If to Mid Penn Bancorp, Inc. and/or Mid Penn Bank, to:

                    Mr. Eugene F. Shaffer
                    Chairman, President & Chief Executive Officer
                    MID PENN BANCORP, INC.
                    349 Union Street, P. O. Box 111
                    Millersburg, Pennsylvania 17061

          (b)  If to Miners Bank of Lykens to:

                    Mr. Franklin W. Ruth
                    President and Chief Executive Officer
                    MINERS BANK OF LYKENS
                    550 Main Street, P. O. Box 38
                    Lykens, Pennsylvania 17048


     Section 14.5.  Captions.  The captions contained in this Agreement are for
     ------------   --------
reference purposes only and are not part of this Agreement.

     Section 14.6.  Counterparts.  This Agreement may be executed simultaneously
     ------------   ------------
in several counterparts, each of which shall be deemed an original, but all such counterparts together shall be deemed to be one and the same instrument.

     Section 14.7.  Severability.  If any provision of this Agreement or the
     ------------   ------------
application thereof to any party or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     Section 14.8.  Parties in Interest.  This Agreement shall be binding upon
     ------------   -------------------
and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the rights and obligations of any party under this Agreement may not be assigned or delegated by that party without the prior written consent of each other party.

     Section 14.9.  Entire Agreement.  This Agreement, including the documents
     ------------   ----------------
and other writings referred to herein or delivered pursuant hereto, sets forth the entire understanding and agreement of the parties hereto and supersedes any and all prior agreements, arrangements and understandings, oral or written, relating to the subject matter hereof.

     Section 14.10. Governing Law.  This Agreement shall be governed by and
     -------------  -------------
construed in accordance with the domestic internal laws of the Commonwealth of Pennsylvania, without regard to the conflict laws principles thereof.

     IN WITNESS WHEREOF, intending to be legally bound hereby, this Agreement is executed as of the day and year first above written.


ATTEST:                             MID PENN BANCORP, INC.



By: ______________________          By:  ______________________________________
      Cindy L. Wetzel                    Eugene F. Shaffer, Chairman
         Secretary                       President, and Chief Executive Officer



[CORPORATE SEAL]


ATTEST:                             MID PENN BANK


By: ______________________          By:  ______________________________________
      Cindy L. Wetzel                    Alan W. Dakey, President and
       Secretary                         Chief Executive Officer



[BANK SEAL]



ATTEST:                             MINERS BANK OF LYKENS



By: ______________________          By:  ______________________________________
      Raymond C. Donley                  Franklin W. Ruth, Jr., President and
       Secretary                         Chief Executive Officer



[BANK SEAL]

Taken from Section 13.2:


     (d) Liability Insurance.  For a period of two years following the Effective
         -------------------
Date, MP Corp. shall purchase for the benefit of the former directors of Miners, liability insurance, commonly referred to as tail coverage on terms comparable to the Miners insurance plan currently in effect, so long as said insurance can be purchased from a reputable insurer at commercially reasonable rates and terms, including the term that such policy be on a "claims made" basis.

Taken from page 2, Section 2.1 - (d):

     Closing Market Price.  For purposes of this Agreement, the Closing Market
     --------------------
Price shall be the arithmetic average of the per share closing prices for MP Corp. Common Stock for the twenty (20) trading days immediately preceding the date which is five (5) business days before the Effective Date, as reported on the American Stock Exchange ("AMEX"), the foregoing twenty (20) trading days being hereinafter sometimes referred to as the "Price Determination Period". (For example, if January 30, 1998 were to be the Effective Date, then the Price Determination Period would be January 22, 21, 20, 16, 15, 14, 13, 12, 9, 8, 7, 6, 5, 2, December 31, 30, 29, 26, 24, 23.) In the event that AMEX shall fail to report a closing price for MP Corp. Common Stock for any trading day during the Price Determination Period, then the closing price for that day shall be equal to the average of the closing bid price and the closing asked price as quoted on AMEX for that day. In the event that AMEX shall fail to report a closing price, closing bid price and closing asked price, respectively, for MP Corp. Common Stock for any trading day during the Price Determination Period, then the closing price for that day shall be equal to the average of the closing bid prices and the closing asked prices as quoted: (i) by _________________________ and by _____________________________; or, in the event that neither of these firms is then making a market in MP Corp. Common Stock, (ii) by two brokerage firms then making a market in MP Corp. Common Stock to be selected by MP Corp. and approved by Miners.

3.21 No Finder.  Except as previously disclosed, Miners has not paid or become
       -------
obligated to pay any fee or commission of any kind whatsoever to any broker, finder or other intermediary for, on account of or in connection with the transactions contemplated in this Agreement.

3.22 Significant Customers.  All significant customers of Miners have been
                ----------
previously identified. For purposes of this Section 3.22, a "significant customer" shall mean any customer who, at any time between January 1, 1997 and the date of this Agreement, had or has (i) aggregate outstanding loans in the amount of $50,000 or more, or (ii) aggregate daily deposits in the amount of $50,000 or more.

3.33 Absence of Questionable Payments.  Miners has not, nor, to the knowledge of
            -------------------------
Miners, has any director, officer, agent, employee, consultant or other person associated with or acting on behalf of Miners (i) used any Miners corporate funds for unlawful contributions, gifts, entertainment or unlawful expenses relating to political activity; or (ii) made any direct or indirect unlawful payments to governmental officials from any Miners corporate funds, or established or maintained any unlawful or unrecorded accounts with funds received from Miners.

3.34 Powers of Attorney; Guarantees.  Except as previously disclosed, Miners
     ------------------------------
does not have any power of attorney outstanding, or any obligation or liability either actual, construing or contingent, as guarantor, surety, cosigner, endorser, co-maker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except for letters of credit issued in the ordinary course of business which have been previously disclosed.

3.37 Derivatives.  Except as previously disclosed, Miners does not own or hold
     -----------
any derivatives, "caps", or "floors", in its investment portfolio.

3.39 Loan Portfolio.  Except as previously disclosed, all evidences of
     --------------
indebtedness reflected as assets of Miners are in all respects binding obligations of the respective primary obligors associated therewith, and no material amount thereof is subject to any defenses known to Miners which may be asserted against Miners. Except as previously disclosed, Miners has delivered to MP Corp. a true and correct list and brief description of all real property (other than personal residences) in which Miners has an interest as a creditor or mortgagee securing an amount or amounts greater than $25,000 to one borrower or a series of related borrowers. Except as set forth in such list (i) there are no outstanding loans by Miners with an unpaid balance of $10,000 or more on which a default has occurred, and (ii) Miners has no loans reflected as assets in such financial statements which have principal balances in excess of $10,000 except for fully-secured mortgage loans. For purposes hereof, "default" shall include, but not be limited, to a failure of an obligor to make payments with respect to any loans for 30 days or more past the due date for such payment.

3.40 Annual Meeting Documents.  Miners has delivered, or will deliver, to MP
---- ------------------------
Corp. copies of its (i) annual reports to shareholders for the three years ended December 31, 1997, 1996 and 1995, (ii) semi-annual reports to shareholders for the period ended September 30, 1997, and (iii) proxy materials used or for use in connection with its meetings of shareholders held in 1997, 1996 and 1995.

3.41 Trust Department and Fiduciary Relationships.  Miners has established,
     --------------------------------------------
maintained and administered all fiduciary and custodian relationships, accounts and agreements; and undertaken and performed all fiduciary and custodian duties, obligations, and responsibilities in compliance with all applicable laws, statutes, rules, regulations and the governing instruments of such fiduciary and custodian relationships.

4.4  Articles of Incorporation and Bylaws.  The copies of the Articles of
             ----------------------------
Incorporation, as amended, and of the Bylaws, as amended, of MP Corp. which have been delivered to Miners are true, correct, and complete in all material respects.

6.1 (u) not make any loan or other credit facility commitment in excess of $100,000 (including without limitation, lines of credit and letters of credit) to any affiliate or compromise, expend, renew or modify any such outstanding commitment;

          (v) not enter into any swap or similar commitment, agreement or arrangement which is not consistent with past practice and which increases the credit or interest rate risk over the levels existing at September 30, 1997;

          (w) not enter into any derivative, cap or floor or similar commitment, agreement or arrangement, except in the Ordinary Course of Business and consistent with past practices;

6.15 Professional Fees.  Miners shall not incur professional expenses in
                 -----
connection with the transactions contemplated by this Agreement in excess of $30,000, unless Miners and MP Corp. mutually agree, in writing, to increase such amount because of unique and unforeseen circumstances. Such professional expenses shall include those paid and payable to attorneys, accountants, consultants and investment bankers.

6.17 Loan Loss Reserves.  Miners shall increase its Loan Loss Reserves by
         --------------
$_______ from the date hereof to Closing.

8.1(C)    Opinion of Counsel for Miners.  Miners shall have delivered to MP
                 ----------------------
Corp. and MP Bank an opinion of its counsel in form and substance reasonably satisfactory to MP Corp. and MP Bank, to the effect that, as of the Closing:

               (i) Miners is a Pennsylvania state-chartered banking institution, duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has full power and lawful authority to own and hold its properties and to carry on its present business;

               (ii) Miners is an insured bank under the provisions of the Federal Deposit Insurance Act, as amended;

               (iii) the authorized capital of Miners consists exclusively of 15,000 shares of common stock of the par value of five dollars ($5.00) par value per share, of which 15,000 shares are validly issued, 14,825 shares are outstanding, fully paid and non-assessable and 175 shares are held as treasury shares; and, to the knowledge of such counsel after reasonable inquiry, there are no outstanding obligations, options or rights of any kind entitling other persons to purchase or sell any such shares, and there are no outstanding securities or other instruments of any kind convertible into such shares;

               (iv) Miners has full corporate power and authority to execute and deliver this Agreement and to carry out the transactions contemplated herein, and all corporate actions required to be taken by Miners to authorize the execution and delivery of this Agreement and the performance of the transactions contemplated herein have been taken;

               (v) this Agreement has been duly executed and delivered by Miners and, assuming due authorization, execution and delivery by MP Corp. and MP Bank, constitutes a valid and binding obligation of Miners and is enforceable against Miners in accordance with its terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and general equity principles;

               (vi) the performance of this Agreement by Miners will not violate the Articles of Incorporation or the Bylaws of Miners or, to the knowledge of such counsel after reasonable inquiry, any applicable statute, rule, regulation, order, decree, directive, consent agreement, memorandum of understanding, contract, indenture or other instrument to which Miners is a party or by which its properties are bound;

               (vii) to the knowledge of such counsel after reasonable inquiry, there is no action, suit or proceeding, pending or threatened, of the kind contemplated under Section 8.1(e) of this Agreement;

               (viii) to the knowledge of such counsel after reasonable inquiry, there is no action, suit or proceeding pending or threatened against Miners (except as previously disclosed or in such counsel's opinion) that, if determined adversely to Miners, would have a material and adverse effect upon the condition (financial or otherwise), assets, liabilities, business or operations of Miners;

               (ix) no consent, approval, authorization or order of any federal, state or local court or governmental authority is required to be obtained by Miners in connection with the consummation of the transactions contemplated in this Agreement, other than such consents, approvals, authorizations and orders as have been obtained prior to the Closing; and

               (x) such other legal matters incident to the matters contemplated hereby as may reasonably be requested by MP Corp. and MP Bank.

          For purposes of Clause (viii) above, any action, suit or proceeding seeking to recover from Miners damages, fines, penalties or other relief having a monetary value of $10,000 or more shall be deemed to be "material". In giving the foregoing opinion, such counsel may rely as to matters of fact without independent investigation, to the extent such counsel deems such reliance necessary, appropriate, and reasonable, provided, however, that such reliance is expressly noted in such opinion, and on certificates of federal, state or local governmental officials and on certificates of officers and directors of Miners. Such counsel may expressly exclude any opinions as to choice of law matters and antitrust matters and may add other qualifications and explanations of the basis of its opinions as are reasonably acceptable to MP Corp. and MP Bank.

          [The opinion of Miners' counsel shall be governed by the Legal Opinion Accord ("Accord") of the American Bar Association Section of Business Law
     (1991). The term "Actual Knowledge" as used herein shall have the meaning set forth in the Accord. In addition, such opinion may be limited to present statutes, regulations, rulings and formal agency and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by the legislative or regulatory action, judicial decision or otherwise after such opinion is rendered. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than Miners. In giving such opinion, such counsel may rely as to all matters of facts or certificates of officers or directors of Miners and certificates of public officials, so long as such reliance and the facts thereunder are expressly stated. Such counsel's opinion shall be limited to matters governed by federal laws and by the laws of the Commonwealth of Pennsylvania. With respect to matters involving the application of Pennsylvania law, such counsel may rely, to the extent it deems proper and as specified in its opinion, upon the opinion of local counsel.]

8.1(E)    Accountants' Comfort Letter.  MP Corp. shall have received "comfort"
                      ---------------
letters from Miners' independent certified public accountants dated (i) the date of the mailing of the Proxy Statement and (ii) the Effective Date, in each case substantially to the effect that:

               (A) it is a firm of independent public accountants with respect to Miners within the rules and regulations of the SEC;

               (B) in its opinion, the audited financial statements of Miners examined by it and included in the Proxy Statement comply as to form in all material respects with the applicable rules and regulations of the SEC; and

               (C) on the basis of specified procedures (which do not constitute an examination in accordance with generally accepted auditing standards), nothing has come to its attention which causes it to believe: (1) that the financial statements, if any, of Miners included in such Proxy Statement do not comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC and (2) that any such unaudited financial statements of Miners from which unaudited, quarterly financial information set forth in such Proxy Statement has been derived, are not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements.

8.1 (h)     Dissenting Shareholders.  Holders of no more than five percent (5%)
            -----------------------
of the issued and outstanding shares of Miners shall have exercised their statutory appraisal or Dissenters' Rights.

8.1 (k) Miners's Shareholders Equity.  The total shareholders equity of Miners
        ----------------------------
(excluding the reserve for loan losses), on a generally accepted accounting basis, on the Effective Date shall be no less than ___________________________________ Dollars ($__00,000).

8.1 (l) Benefit Plans.  MP Corp. and MP Bank shall have determined, within 60
        -------------
days of the execution of this Agreement, that the medical, health, insurance, and employee benefit plans or programs of Miners shall not contain any provision or term which, upon assumption by MP Corp. or MP Bank, on the Effective Date would require MP Corp. or MP Bank to provide benefits or incur cost in excess of those provided or paid by MP Corp. or MP Bank to or on behalf of its existing employees.

8.3 (c) Opinion of Counsel for MP Corp. and MP Bank.  MP Corp. and MP Bank shall
        -------------------------------------------
have delivered to Miners an opinion of its special counsel, Shumaker Williams, P.C., in form and substance reasonably satisfactory to Miners, to the effect that, as of the Closing:

               (i) MP Corp. is a business corporation that is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania;

               (ii) MP Corp. is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and has full corporate power and authority to own and hold its properties and to carry on its present business;

               (iii) MP Bank is a Pennsylvania state-chartered banking institution that is duly organized and validly existing under the laws of the Commonwealth of Pennsylvania and of the United States and has full corporate power and authority to own and hold its properties and to carry on its present business;

               (iv) MP Corp. and MP Bank have full corporate power and authority to execute and deliver this Agreement and to carry out the transactions contemplated herein, and all corporate actions required to be taken by MP Corp. and MP Bank to authorize the execution and delivery of this Agreement and the performance of the transactions contemplated herein have been taken;

               (v) this Agreement has been duly authorized, executed and delivered by MP Corp. and MP Bank and, assuming due authorization, execution and delivery by Miners, constitutes a valid and binding obligation of each of MP Corp. and MP Bank and is enforceable against MP Corp. in accordance with its terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and general equity principles;

               (vi) to the knowledge of such counsel, there is no action, suit, or proceeding pending or threatened against MP Corp. or MP Bank (except as described in Schedule II to this Agreement or in such counsel's opinion) that, if determined adversely to MP Corp. or MP Bank, would have a material and adverse affect upon the condition (financial or otherwise), assets, liabilities, business or operations of MP Corp. or MP Bank;

               (vii) to the knowledge of such counsel after reasonable investigation, there is no action, suit or proceeding pending or threatened of the kind contemplated under Section 8.1(e) of this Agreement;

               (viii) the shares of MP Corp. Common Stock to be issued under this Agreement have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable;

               (ix) no consent, approval, authorization or order of any federal, state or local court or governmental authority is required to be obtained by MP Corp. or MP Bank in connection with the consummation of the transactions contemplated in this Agreement, other than such consents, approvals, authorizations and orders as have been obtained prior to the Closing; and

               (x) such other legal matters incident to the matters contemplated hereby as may reasonably be requested by Miners.

          In giving the foregoing opinion, such counsel may rely as to matters of fact without reasonable investigation, to the extent such counsel deems such reliance necessary, appropriate and reasonable, provided, however, that such reliance is expressly noted on such opinion, and on certificates of federal, state or local governmental officials and on certificates of officers and directors of MP Corp. and MP Bank. Such counsel may exclude any opinions as to choice of law matters and antitrust matters and may add other qualifications and explanations of the basis of its opinions as are reasonably acceptable to Miners.

8.3 (d)   Fairness Opinion.  Miners shall have obtained from an independent
          ----------------
financial advisor selected by the Board of Directors of Miners, an opinion, dated as of the date of the Proxy Statement/Prospectus for the special or annual meeting of Miners' shareholders, contemplated by Section 6.2(b) of this Agreement, stating that the consideration to be received by the holders of Miners Common Stock is fair, from a financial point of view, to such shareholders.